Exhibit 10.2

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 18, 2008

AMONG

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

AS SELLER,

FALCON ASSET SECURITIZATION COMPANY LLC,

THREE PILLARS FUNDING LLC

AND

AMSTERDAM FUNDING CORPORATION,

AS CONDUITS,

YRC ASSURANCE CO. LTD.,

AS AN UNCOMMITTED PURCHASER,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

AS COMMITTED PURCHASERS,

WACHOVIA BANK, NATIONAL ASSOCIATION,

AS WACHOVIA AGENT AND LC ISSUER,

SUNTRUST ROBINSON HUMPHREY, INC.,

AS THREE PILLARS AGENT,

ABN AMRO BANK N.V.,

AS AMSTERDAM AGENT,

AND

JPMORGAN CHASE BANK, N.A.,

AS FALCON AGENT AND AS ADMINISTRATIVE AGENT

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(b) Discount Payments	15
(c) Selection and Continuation of Tranche Periods	15
(d) Committed Purchaser Discount Rates	16
(e) Suspension of the LIBOR Rate or LMIR	16
(f) Calculation of Discount	16
(g) Liquidity Agreement Fundings	16

ARTICLE III REPRESENTATIONS AND WARRANTIES	17

Section 3.1. Seller Representations and Warranties	17
(a) Corporate Existence and Power	17
(b) No Conflict	17
(c) Governmental Authorization	17
(d) Binding Effect	17
(e) Accuracy of Information	18
(f) Use of Proceeds	18
(g) Title to Receivables	18
(h) Good Title; Perfection	18
(i) Places of Business	18
(j) Collection Banks; etc	19
(k) Material Adverse Effect	19
(l) Names	19
(m) Actions, Suits	19
(n) Credit and Collection Policies	19
(o) Payments to the Applicable Originator	19
(p) Ownership of the Seller	20
(q) Not an Investment Company	20
(r) Purpose	20
(s) Net Receivables Balance	20

Section 3.2. Committed Purchaser Representations and Warranties	20
(a) Existence and Power	20
(b) No Conflict	20
(c) Governmental Authorization	20
(d) Binding Effect	21

Section 3.3. USF Assurance Representations and Warranties	21
(a) Existence and Power	21
(b) No Conflict	21
(c) Governmental Authorization	21
(d) Binding Effect	21

ARTICLE IV CONDITIONS OF PURCHASES	21

Section 4.1. Conditions Precedent to Initial Purchase	21

Section 4.2. Conditions Precedent to All Purchases and Reinvestments	22

ARTICLE V COVENANTS	22

Section 5.1. Affirmative Covenants of Seller	22
(a) Financial Reporting	22
(i) Annual Reporting	22
(ii) Quarterly Reporting	23
(iii) Compliance Certificate	23
(iv) Copies of Notices, Etc. under Sale Agreement and Other Transaction Documents	23
(v) Change in Credit and Collection Policy	23
(vi) Other Information	23
(vii) Electronic Information	23

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(b) Notices	24
(i) Servicer Defaults or Potential Servicer Defaults	24
(ii) Judgment	24
(iii) Litigation	24
(iv) Termination Date under Sale Agreement	24
(v) Downgrade	24
(vi) Labor Strike, Walkout, Lockout or Slowdown	24
(c) Compliance with Laws	24
(d) Audits	24
(e) Keeping and Marking of Records and Books	25
(f) Compliance with Invoices and Credit and Collection Policy	25
(g) Purchase of Receivables from an Originator	25
(h) Ownership Interest	25
(i) Payment to the Applicable Originator	25
(j) Performance and Enforcement of Sale Agreement	26
(k) Purchasers’ Reliance	26
(l) Collections	28
(m) Minimum Net Worth	29

Section 5.2. Negative Covenants of Seller	29
(a) Name Change, Offices, Records and Books of Accounts	29
(b) Change in Payment Instructions to Obligors	29
(c) Modifications to Invoices and Credit and Collection Policy	29
(d) Sales, Liens, Etc	29
(e) Nature of Business; Other Agreements; Other Indebtedness	30
(f) Amendments to Performance Undertaking and Sale Agreement	30
(g) Amendments to Corporate Documents	30
(h) Merger	31
(i) Restricted Junior Payments	31

ARTICLE VI ADMINISTRATION AND COLLECTION	31

Section 6.1. Designation of Servicer	31

Section 6.2. Duties of Servicer	32

Section 6.3. Collection Notices	33

Section 6.4. Responsibilities of the Seller	33

Section 6.5. Reports	34

ARTICLE VII SERVICER DEFAULTS	34

Section 7.1. Servicer Defaults	34

Section 7.2. Remedies	35

ARTICLE VIII INDEMNIFICATION	36

Section 8.1. Indemnities by the Seller	36

Section 8.2. Increased Cost and Reduced Return	38

Section 8.3. Costs and Expenses Relating to this Agreement	39

ARTICLE IX THE AGENTS	40

Section 9.1. Appointment	40

Section 9.2. Delegation of Duties	41

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EXHIBIT VII FORM OF INVOICE(S)	93

EXHIBIT VIII-A FORM OF MONTHLY REPORT	94

EXHIBIT VIII-B FORM OF WEEKLY REPORT	95

EXHIBIT IX FORM OF PURCHASE NOTICE	96

EXHIBIT X FORM OF PERFORMANCE UNDERTAKING	99

SCHEDULE A CLOSING DOCUMENTS	107

v

THIRD AMENDED AND RESTATED RPA

THIS THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 18, 2008 (as amended, restated or otherwise modified from time to time, this “Agreement”), is by and among:

(a)	Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller”),

(b)	JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (“JPMorgan Chase”), SunTrust Bank (“SunTrust”), Wachovia Bank, National Association (“Wachovia”), and ABN AMRO Bank, N.V. (“ABN AMRO”), as Committed Purchasers,

(c)	Falcon Asset Securitization Company LLC (“Falcon” or a “Conduit”), Three Pillars Funding LLC (“Three Pillars” or a “Conduit”), and Amsterdam Funding Corporation (“Amsterdam” or a “Conduit”),

(d)	YRC Assurance Co. Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, individually (“YRC Assurance”) and as agent for itself (together with its successors and permitted assigns in such capacity, the “YRCA Agent” or a “Co-Agent”),

(e)	JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Falcon Group (together with its successors and permitted assigns in such capacity, the “Falcon Agent” or a “Co-Agent”), SunTrust Robinson Humphrey, Inc. (“STRH”), as agent for the Three Pillars Group (together with its successors and permitted assigns in such capacity, the “Three Pillars Agent” or a “Co-Agent”), Wachovia Bank, National Association, as letter of credit issuer (together with its successors and permitted assigns in such capacity, the “LC Issuer”) and as agent for the Wachovia Group (together with its successors in such capacity, the “Wachovia Agent” or a “Co-Agent”), and ABN AMRO Bank, N.V., as agent for the Amsterdam Group (together with its successors and permitted assigns in such capacity, the “Amsterdam Agent” or a “Co-Agent”), and

(f)	JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as administrative agent for the Groups pursuant to Article IX of this Agreement (together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

PRELIMINARY STATEMENTS

The Seller, JPMorgan Chase, Wachovia, SunTrust, Three Pillars, Falcon, the Wachovia Agent, the Falcon Agent, the Three Pillars Agent and the Administrative Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of May 24, 2005 (the “Existing Agreement”).

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The Seller desires to continue to transfer and assign Purchaser Interests to the Purchasers from time to time. In addition, the Seller desires to continue to request the LC Issuer from time to time to issue or maintain Letters of Credit for which the Seller’s reimbursement obligations will be secured by a pledge of the Seller’s interest in the Receivables and Related Security, and the LC Issuer has agreed, subject to the terms and conditions contained in this Agreement, to issue and maintain such Letters of Credit.

Each of the Uncommitted Purchasers may, in its absolute and sole discretion, purchase Purchaser Interests from the Seller from time to time.

The Committed Purchasers shall, at the request of the Seller, purchase Purchaser Interests from time to time.

JPMorgan Chase has been requested and is willing to act as agent on behalf of the Falcon Group, STRH has been requested and is willing to act as agent on behalf of the Three Pillars Group, Wachovia has been requested and is willing to act as LC Issuer and as agent on behalf of the Wachovia Group, and ABN AMRO has been requested and is willing to act as agent on behalf of the Amsterdam Group, in accordance with the terms hereof. YRC Assurance will act as agent on its own behalf.

In addition, JPMorgan Chase has been requested and is willing to act as administrative agent on behalf of the Groups in accordance with the terms hereof.

The parties wish to amend and restate the Existing Agreement in its entirety as hereinafter set forth, and accordingly, hereby agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1. Purchase and Letter of Credit Facility. Upon the terms and subject to the conditions hereof, from time to time on or after the date of this Agreement and prior to the Amortization Date:

(a) Purchases of Purchaser Interests. The Seller may request that the Bank Groups and/or the YRCA Group purchase Purchaser Interests offered for sale from time to time by delivering a Purchase Notice to the applicable Co-Agents in accordance with Section 1.2. Upon receipt of a Purchase Notice from the Seller, each applicable Co-Agent shall determine whether its Uncommitted Purchaser will participate in the Purchase specified in such Purchase Notice, and

(i) in the event that any Conduit elects not to make its Percentage of a Purchase offered to the Bank Groups, its Co-Agent shall promptly notify the Seller and, unless the Seller cancels the Purchase Notice as to all Bank Groups, each of such Group’s

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Committed Purchasers severally agrees to make its Pro Rata Share of the applicable Bank Group’s Percentage of such Purchase on the terms and subject to the conditions hereof; and

(ii) in the event that YRC Assurance elects not to participate in a Purchase in which it is invited to participate by Seller, the Purchase Notice shall be automatically cancelled solely as to YRC Assurance and the amount of the requested aggregate Purchase Price shall be automatically reduced by the amount the Seller had requested from YRC Assurance;

provided that (A) at no time may the aggregate Credit Exposure of any Group at any one time outstanding exceed such Group’s Group Limit, (B) at no time may the aggregate Credit Exposure of all Groups exceed (1) the Net Receivables Balance minus (2) the Required Reserve, and (C) at no time may the Credit Exposure of the YRCA Group equal or exceed 50% of the aggregate Credit Exposure of all Groups.

(b) Issuance of Letters of Credit. The Seller may request that the LC Issuer issue Letters of Credit, and the LC Issuer hereby agrees to issue such Letters of Credit and to renew, extend, increase, decrease or otherwise modify each Letter of Credit (“Modify,” and each such action a “Modification”), from time to time upon the request of the Seller; provided that no Letter of Credit shall be issued or Modified by the LC Issuer if, after giving effect thereto, (i) the aggregate Credit Exposure of the Purchasers would exceed the Purchase Limit, (ii) the LC Obligations would exceed the LC Sublimit, or (iii) the Effective Receivable Interest (as most recently computed or recomputed in accordance with Section 1.5 and expressed as a percentage) would exceed 100%; and provided, further, that each Letter of Credit issued pursuant to this Section 1.1(b) shall have a face amount of not less than $1,000,000. No Letter of Credit shall have an original expiry date later than 364 days from the date of issuance or Modification.

(c) Reduction of Group Limits. The Seller may, upon prior written notice to each of the Co-Agents giving effect to the Required Notice Period, terminate in whole or reduce in part, ratably among the Groups (and within each Conduit Group, ratably amongst the Committed Purchasers therein), the unused portion of such Group’s Group Limit; provided that (i) each partial reduction of a Group Limit shall be in an amount equal to integer multiples of $10,000,000, (ii) no Group’s Group Limit may be reduced below such Group’s Credit Exposure that will remain outstanding after giving effect to any reduction therein, and (iii) unless all Group Limits and all Credit Exposure will be reduced to zero, after giving effect to such reduction, no Group’s Group Limit will be less than $50,000,000.

Section 1.2. Incremental Purchases.

(a) Purchase Notices. The Seller shall provide the Co-Agents with at least two (2) Business Days’ prior written notice in a form set forth as Exhibit IX hereto of each Incremental Purchase (each, a “Purchase Notice”). Each Purchase Notice shall be subject to Section 4.2 hereof and, except as set forth below, shall be irrevocable and shall specify (i) the date of the proposed Purchase, (ii) whether YRC Assurance is being offered a Purchaser Interest and if so, at what Purchase Price, (iii) whether the Bank Groups are being offered a Purchaser Interest and if so, the requested aggregate Purchase Price for the Bank Groups and each Bank Group’s

THIRD AMENDED AND RESTATED RPA

Percentage thereof (which shall not be less than $1,000,000 for any Bank Group), and (iv) the requested Discount Rate and, if applicable, Tranche Period that will apply to the Wachovia Group’s share of each Purchase and in the event that the Committed Purchasers of any Conduit Group participate in such Purchase.

(b) Uncommitted Purchasers’ Election Not to Fund. Following receipt of a Purchase Notice applicable to its Group, each of the Co-Agents of a Conduit Group will determine whether its Uncommitted Purchaser agrees to purchase the offered Purchaser Interest (or, in the case of a Conduit or Wachovia, its Percentage of the Purchaser Interest offered to the Bank Groups). If a Conduit declines to make its Percentage of a proposed Purchase by the Bank Groups, the applicable Co-Agent shall promptly advise the Seller of such fact, and the Seller may thereupon cancel the Purchase Notice as to that Conduit Group or, in the absence of such a cancellation, the Incremental Purchase of such Conduit Group’s Percentage of the applicable Purchaser Interest will be made by the Committed Purchasers in such Conduit Group. If YRC Assurance declines to participate in a Purchase proposed to be made by it, the Purchase Notice shall automatically be deemed cancelled solely as to YRC Assurance.

(c) Payment of Purchase Price. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, each Uncommitted Purchaser or Committed Purchaser, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of YRC Assurance, the Purchase Price specified in the applicable Purchase Notice for the Purchaser Interest offered to it, (ii) in the case of a Conduit, its Group’s Percentage of the Purchase Price of the Purchaser Interest offered to the Bank Groups pursuant to such Purchase Notice or (iii) in the case of a Committed Purchaser, such Committed Purchaser’s Pro Rata Share of its Group’s Percentage of the Purchase Price for the Purchaser Interest offered to the Bank Groups pursuant to such Purchase Notice.

(d) Assignment of Purchaser Interests. Seller hereby sells, assigns and transfers to the Administrative Agent, for the benefit of the applicable Purchasers and their permitted assigns, effective on and as of the date of each Purchase, each Purchaser Interest described in the applicable Purchase Notice.

Section 1.3. Letters of Credit.

(a) Letter of Credit Requests. Subject to Section 1.1, Seller shall give the LC Issuer and the Co-Agents of the Bank Groups reasonable prior notice of the proposed date of issuance or Modification of each Letter of Credit (and in no event shall such notice be given later than 12:00 noon (Chicago time) three Business Days prior to such issuance or Modification), by delivering a copy of the Letter of Credit Request provided to it under the Sale Agreement, together with a transmittal letter in substantially the form of Exhibit V hereto, duly completed by Seller. The issuance or Modification by the LC Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Letter of Credit shall be reasonably satisfactory to the LC Issuer and that Seller shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the LC Issuer shall have reasonably requested (each, an

THIRD AMENDED AND RESTATED RPA

“LC Application” ). In no event shall the LC Issuer be obligated to issue a Modification if, on the proposed date of such Modification, the LC Issuer would not be obligated to issue new Letters of Credit if requested or if the beneficiary does not consent to the proposed terms of the Modification. In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.

(b) Reimbursement by Seller. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the LC Issuer shall notify the Co-Agents and Seller as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date” ). The responsibility of the LC Issuer to Seller shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Seller shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, either from cash on hand or, subject to the terms and conditions hereof, with the proceeds of a Purchase; provided that Seller shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Seller to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer or (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by the LC Issuer and remaining unpaid by Seller (whether from cash on hand or with the proceeds of a Purchase made in accordance with this Agreement) shall bear interest (“Interest”), payable on each Monthly Settlement Date in arrears out of SELLER Collections, for each day until paid at a rate per annum equal to the Default Rate. Regardless of whether the applicable LC Payment Date has occurred, the Co-Agents are hereby irrevocably directed to pay the proceeds of each Purchase made while any Reimbursement Obligation remains outstanding directly to the LC Issuer until all such Reimbursement Obligations, together with all accrued and unpaid interest and LC Fees thereon, are paid in full. Seller’s Reimbursement Obligations and obligation to pay Interest pursuant to this Section 1.3(b) shall be secured by a pledge of the Seller Interest.

(c) Obligations Absolute. Seller’s obligations under this Section 1.3 shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that Seller or any Originator may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate

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that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of Seller or any Originator in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Seller of the applicable Originator, provided that Seller shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Seller to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer or (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Seller shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with Seller’s instructions or other irregularity, Seller will immediately (and in any event within 5 Business Days) notify the LC Issuer. Seller shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

(d) Actions of LC Issuer. With respect to any actions taken or omitted in the absence of gross negligence or willful misconduct, the LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the LC Issuer or the Committed Purchasers, the LC Issuer hereby grants to each Committed Purchaser, and each Committed Purchaser hereby acquires from the LC Issuer, a participation in such Letter of Credit equal to such Committed Purchaser’s Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Committed Purchaser hereby absolutely and unconditionally agrees to pay to the LC Issuer, such Committed Purchaser’s Percentage of each draw honored by the LC Issuer pursuant to a Letter of Credit and not reimbursed by the Seller on the date due as provided in this Section 1.3(e), or of any reimbursement payment required to be refunded to the Seller for any reason. Each Committed Purchaser acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Servicer

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Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Committed Purchasers shall be entitled to receive their ratable shares of any LC Fees and Interest actually collected by the LC Issuer, but in no event shall they be entitled to share in any other fees, commissions, charges or expenses payable to the LC Issuer.

(f) LC Issuer Agreements. At any time while any Letter of Credit or Reimbursement Obligation remains outstanding, the LC Issuer shall provide to the Co-Agents (i) not later than the third Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which the LC Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that the LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining confirmation from the Wachovia Agent or the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer makes any payment to a beneficiary pursuant to a Letter of Credit, the date and amount of such payment, (iv) on any Business Day on which the Seller fails to reimburse a Reimbursement Obligation required to be reimbursed to the LC Issuer on such day, the date and amount of such failure, and (v) on any other Business Day, such other information as any of the Co-Agents may reasonably request. The LC Issuer shall invoice the Seller for LC Fees no later than the 10th Business Day immediately preceding each Fee Payment Date (as defined in the Co-Agents’ Fee Letter) and shall disburse each Committed Purchaser’s share of LC Fees and Interest received by the LC Issuer within two Business Days after the LC Issuer’s receipt thereof.

Section 1.4. Allocation of Collections; Reinvestments.

(a) Allocation of Collections Between the Purchaser Interests and the Seller’s Interest. On each day during the Revolving Period and the Liquidation Period on which Collections are received, the Servicer shall allocate such Collections ratably to the Purchaser Interests and to the Seller Interest. Collections allocated to the Purchaser Interests shall hereinafter be referred to as “PURCHASER Collections,” and Collections allocated to the Seller Interest shall hereinafter be referred to as “SELLER Collections.”

(b) Payments Due and Turnover of PURCHASER Collections on Settlement Dates. (i) On each Monthly Settlement Date, the Servicer shall pay to each of the Co-Agents, for distribution to the Purchasers in its Group, PURCHASER Collections in an amount equal to all Discount, CP Costs, Broken Funding Costs, Servicer Fee, and other fees and other amounts that are then due and owing to the Agents or the Purchasers under the Transaction Documents, and (ii) on each Weekly Settlement Date, the Servicer shall pay to each of the Co-Agents, for distribution to the Purchasers in its Group, PURCHASER Collections in an amount equal to any required reductions in Aggregate Capital pursuant to Section 1.5 or Section 1.6 (all of the foregoing in clauses (i) and (ii),

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collectively, the “Required Amounts”), and any remaining PURCHASER Collections may be paid to the Seller. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.

(c) Application of PURCHASER Collections During the Revolving Period. Prior to the Liquidation Period, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 1.4(c). On each day during the Revolving Period which is not a Settlement Date, subject to Section 1.6 and the last sentence of this Section 1.4(c), PURCHASER Collections shall first be applied to making additional Purchases of undivided interests in Receivables and Related Security, such that after giving effect thereto, the Aggregate Capital outstanding from the Purchasers is equal to the Aggregate Capital outstanding immediately prior to receipt of such PURCHASER Collections (each such Purchase, a “Reinvestment”) so long as after giving effect to such Reinvestment, the Effective Receivable Interest does not exceed 100%. Each Reinvestment will be presumed to be made ratably amongst all Groups in accordance with their respective amounts of Aggregate Capital outstanding unless YRC Assurance delivers written notice to the Seller and the Co-Agents that it does not wish to participate in a Reinvestment, in which case such Reinvestment will be made ratably amongst the Bank Groups in accordance with their respective Percentages. If on any Settlement Date, there are insufficient PURCHASER Collections to pay all Required Amounts, the next available PURCHASER Collections shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

(d) Application of SELLER Collections During the Revolving Period.

(i) On each Monthly Settlement Date during the Revolving Period, Servicer shall pay to the LC Issuer, SELLER Collections in an amount equal to all accrued and unpaid Interest, LC Fees and other fees, if any, then due and owing pursuant to Section 1.3 or the Fee Letters, and on each Weekly Settlement Date during the Revolving Period, the Servicer shall pay to the LC Issuer, SELLER Collections in an amount equal to all cash collateral required pursuant to Section 1.5(e) or Section 1.8(b)(iii).

(ii) On each day during the Revolving Period on which any SELLER Collections are received, after payment of any amounts that are then due and owing pursuant to Section 1.4(d)(i), SELLER Collections shall be applied first, to purchase additional Receivables under the Sale Agreement, such that after giving effect thereto, the Net Receivables Balance is greater than or equal to the Net Receivables Balance immediately prior to receipt of such SELLER Collections, second, to reduction of any accrued and unpaid interest or principal under the Subordinated Notes, and thereafter, paid to Seller for any purpose not inconsistent with the Transaction Documents; and

(iii) If, on any such day, a Potential Servicer Default or Servicer Default exists and is continuing or Collection Notices have been delivered pursuant to Section 6.3, such remaining SELLER Collections shall be paid to, and held in trust for the LC

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Issuer by, the Seller (or, if the Seller or one of its affiliates is not then acting as Servicer, retained and held in trust by the Servicer) until the earlier to occur of (A) the date on which such Potential Servicer Default or Servicer Default is no longer continuing or (B) the next Monthly Settlement Date in a segregated account which is subject to a first priority perfected security interest in favor of the Administrative Agent, for the benefit of the LC Issuer and the Committed Purchasers.

(e) Application of Collections During the Liquidation Period. On each day during the Liquidation Period, all Collections shall be allocated to the Receivable Interests ratably and shall be held in trust for the Purchasers and the LC Issuer, as applicable, by Servicer until the next Settlement Date in a segregated account which is subject to a first priority perfected security interest in favor of the Administrative Agent, for the benefit of LC Issuer and the Purchasers. On each Settlement Date during the Liquidation Period, Servicer shall turn over to the Co-Agents and the LC Issuer, as applicable, a sufficient portion of the Collections to pay all Program Fees, Facility Fees, LC Fees, Discount, Interest and CP Costs that are then due and owing, and on each Settlement Date during the Liquidation Period, Servicer shall turn over all remaining Collections to the Co-Agents for distribution in accordance with Section 1.8.

Section 1.5. Computation of Receivable Interest.

(a) The Effective Receivable Interest (and the portions thereof comprising the Purchaser Interests and the Pledged Interest) shall be computed as of the last day of each Weekly Settlement Period (after giving effect to any payments to be made on the next succeeding Weekly Settlement Date pursuant to this Agreement) and on the Amortization Date.

(b) In addition to the computations required by Section 1.5(a):

(i) if, on any Business Day during the Revolving Period, the Seller desires the Purchasers to make an Incremental Purchase or desires the LC Issuer to issue, increase or extend a Letter of Credit and the Effective Receivable Interest as reflected on the most recent Weekly Report delivered to the Agents would exceed 100% after giving effect to such proposed Incremental Purchase, Letter of Credit issuance or Letter of Credit increase, the Seller may provide to the Agents, not later than delivery of the Purchase Notice for such Incremental Purchase pursuant to Section 1.2, a written recomputation of the Effective Receivable Interest reflecting the proposed increase in Aggregate Capital or LC Obligations and changes since the last day of the prior Weekly Settlement Period in the Net Receivables Balance and Required Reserve, in which case, the Effective Receivable Interest shall be recomputed as of the date of such recomputation; and

(ii) at any time, the Administrative Agent may reasonably require Servicer to provide an updated Weekly Report or Monthly Report based on the information then available to Servicer, for purposes of recomputing the Effective Receivable Interest or demonstrating that the Credit Exposure does not exceed the Purchase Limit as of any other date, and Servicer agrees to do so within five (5) Business Days (or three (3) Business Days, if a Servicer Default has occurred and is continuing) after its receipt of the Administrative Agent’s request.

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(c) On the Reporting Date for each Weekly Settlement Period, Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (i) the Effective Receivable Interest (and the portions thereof comprised by the Purchaser Interest and the Pledged Interest), (ii) the amount of the reduction or increase (if any) in the Effective Receivable Interest since the next preceding Cut-Off Date, (iii) the excess (if any) of the Effective Receivable Interest over 100%, and (iv) the excess (if any) of the Credit Exposure over the Purchase Limit. Such calculation shall be based upon the assumptions that (A) the information in the Weekly Report is correct, and (B) PURCHASER Collections will be paid to the Co-Agents, for the benefit of the Purchasers, and SELLER Collections will be paid to the LC Issuer, on the Weekly Settlement Date for such Weekly Settlement Period, to the extent required by Section 1.4.

(d) If, according to the computations made pursuant to clause (b)(i) above, (i) the Effective Receivable Interest exceeds 100%, or (ii) the Credit Exposure exceeds the Purchase Limit, then on the Weekly Settlement Date for such Weekly Settlement Period, Servicer shall first pay to the Co-Agents, for the benefit of the Purchasers in its Group (to the extent of PURCHASER Collections during the related Weekly Settlement Period not previously paid to the Co-Agents) and next, only if the excess described above persists, pay to the LC Issuer (to the extent of SELLER Collections during the related Weekly Settlement Period not previously paid to the LC Issuer) the amount necessary to reduce the Credit Exposure to the Purchase Limit (and/or, if directed by Seller, held to Cash-Collateralize the LC Obligations in an amount necessary to eliminate any excess Credit Exposure) and reduce the Effective Receivable Interest to 100% or the LC Obligations to the LC Sublimit, as applicable.

(e) If, according to any recomputation of the Effective Receivable Interest pursuant to Section 1.5(b), (i) the Effective Receivable Interest exceeds 100% or (ii) the Credit Exposure exceeds the Purchase Limit, then on each Business Day on and after each such recomputation, Servicer shall first pay to the Co-Agents, for the benefit of the Purchasers (to the extent of PURCHASER Collections during the current Weekly Settlement Period not previously paid to the Co-Agents) and next, only if the excess described above persists, pay to the LC Issuer (to the extent of SELLER Collections during the related Weekly Settlement Period not previously paid to the LC Issuer) the amount necessary to reduce the Effective Receivable Interest to 100% or the Credit Exposure to the Purchase Limit, which payment shall be held to Cash-Collateralize the LC Obligations. Notwithstanding payment to the Co-Agents in accordance with this Section 1.5(e), Discount and CP Costs shall continue to accrue on the full amount of Capital outstanding, and Interest shall continue to accrue on Reimbursement Obligations, until such payment is applied on the next succeeding Weekly Settlement Date.

Section 1.6. Decreases. The Seller shall provide the Co-Agents with prior written notice in conformity with the Required Notice Period of any reduction requested by the Seller of the Aggregate Capital outstanding (a “Reduction Notice”). Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), (ii) the amount by which Aggregate Capital shall be reduced (the “Aggregate Reduction”), and (iii) whether YRC Assurance will participate in such Aggregate Reduction. The Aggregate

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Reduction shall be applied ratably to the Purchaser Interests of the Bank Groups (and, if applicable, the YRCA Group) in accordance with the amount of Capital owing to each and within each such Group, ratably in accordance with the amount of Capital, if any, owing to each Purchaser in such Group. Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.7. Deemed Collections. Seller shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections in accordance with Section 1.8 as if such Deemed Collections had actually been received on the date of such delivery to Servicer.

Section 1.8. Order of Application of Collections on Monthly Settlement Dates.

(a) Upon receipt by any Co-Agent, on behalf of the Purchasers in its Group, on any Monthly Settlement Date of PURCHASER Collections, such Co-Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

(i) to any accrued and unpaid Discount, CP Costs and Broken Fund Costs that are then due and owing, including any previously accrued Discount, CP Costs and Broken Funds Costs which were not paid on the applicable Monthly Settlement Date;

(ii) to the accrued and unpaid Servicer Fee (if Servicer is not Seller or one of its Affiliates);

(iii) to the Facility Fee and the Program Fee accrued during such Monthly Settlement Period, plus any previously accrued Facility Fee and Program Fee not paid on a prior Monthly Settlement Date;

(iv) to the reduction of Aggregate Capital, to the extent such reduction is required under Section 1.5 or Section 1.6 during the Revolving Period and to the extent of remaining PURCHASER Collections during the Liquidation Period;

(v) to other accrued and unpaid amounts owing to any of the Purchasers or Agents hereunder;

(vi) to the accrued and unpaid Servicer Fee (if Servicer is Seller or its Affiliate); and

(vii) during the Revolving Period, to the uses and in the order specified in Section 1.4; and

(b) Upon receipt by the LC Issuer on any Monthly Settlement Date of SELLER Collections, the LC Issuer shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

(i) to any accrued and unpaid Interest that is then due and owing, including any previously accrued interest which were not paid on its applicable Monthly Settlement Date;

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(ii) to the LC Fees accrued during such Monthly Settlement Period which are then due and owing, plus any previously accrued LC Fees that were due and owing and not paid on a prior Monthly Settlement Date (it being understood that the LC Issuer may take up to two Business Days to distribute each Committed Purchaser’s share of any amounts applied to accrued LC Fees);

(iii) to Cash-Collateralize LC Obligations in respect of Letters of Credit then outstanding, beginning with the Letter of Credit with the earliest expiration date, to the extent required under Section 1.5 during the Revolving Period and to the extent of remaining SELLER Collections during the Liquidation Period; and

(iv) during the Revolving Period, to the uses and in the order specified in Section 1.4.

Section 1.9. Servicer Fee. To the extent of available Collections in accordance with the priorities set forth in Section 1.8, on each Monthly Settlement Date while any Aggregate Unpaids are outstanding, the Servicer shall be paid a servicing and collection fee (the “Servicer Fee”) equal to 1.0% per annum (or such other arm’s length fee as may be mutually agreed upon from time to time by the Servicer, the Originators and the Administrative Agent) on the average daily amount of Capital during the calendar month (or portion thereof) then most recently ended. The Servicer Fee shall be computed for actual days elapsed on the basis of a year consisting of 365 days. The Agents hereby consent (which consent may be revoked at any time after the occurrence and during the continuance of a Servicer Default or Potential Servicer Default), to the retention by Servicer of a portion of the PURCHASER Collections equal to the Servicer Fee, in which case no distribution shall be made in respect of the Servicer Fee pursuant to Section 1.8(a)(ii) or (vi) above; provided, however, that Servicer may not retain the Purchased Percentage of the Servicer Fee unless PURCHASER Collections turned over to the Co-Agents pursuant to Section 1.8 above will be sufficient to pay all obligations of a higher priority as specified in such Section.

Section 1.10. Release of Excess Cash Collateral. If on any Weekly Settlement Date during the Revolving Period, the balances in the Letter of Credit Collateral Account exceed the amount required by this Agreement, unless a Servicer Default or Potential Servicer Default shall exist and be continuing, the LC Issuer shall release the excess cash collateral to Seller.

Section 1.11. Grant of Security Interest.

(a) The Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers and the LC Issuer, a security interest in all of its right, title and interest, now owned or hereafter acquired, in the Receivables, the Related Security, each Collection Account, the Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under Article VIII and all other obligations owed hereunder to the Agents and the Purchasers. After a Servicer Default,

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the Administrative Agent, on behalf of the Purchasers and the LC Issuer, shall have, in addition to the rights and remedies it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

(b) Notwithstanding the foregoing, the Agents, the Purchasers and the LC Issuer hereby consent to the Seller’s distribution to YRC Worldwide Inc. (whether through the declaration and payment of dividends or through arms-length sales) of Receivables as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) as if references to the Seller therein refer to such Obligor (each, a “Bankrupt Receivable”) free and clear of any Adverse Claim of the Agents, the Purchasers or the LC Issuer, provided that (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the date on which such distribution is made or will result from the making of such distribution; (ii) the Seller gives the Agents not less than 3 Business Days’ prior written notice of its intention to make such a distribution which identifies the applicable Obligor by name and the then current outstanding balance of the Bankrupt Receivables to be distributed; (iii) prior to accepting any distribution of a Bankrupt Receivable, YRC Worldwide Inc. delivers to the Agents a written certificate signed by an authorized officer certifying that the Obligor on such Bankrupt Receivable either has been or will be promptly directed to make any payments in respect thereof to an address or account other than a Collection Account; and (iv) distribution of a Bankrupt Receivable will not alter its status as a Defaulted Receivable or Delinquent Receivable, as applicable, as of any date prior to or in the month it is distributed pursuant to this Section 1.11(b).

Section 1.12. Payment Requirements. All amounts to be paid or deposited by the Seller or the Servicer pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Administrative Agent or a member of the Falcon Group, they shall be paid for its account to the Falcon Agent, at Chase Plaza, 10 S. Dearborn, Chicago, Illinois 60603 until otherwise notified by the Falcon Agent. If such amounts are payable to a member of the Three Pillars Group, they shall be paid for its account to the Three Pillars Agent, at 303 Peachtree Street, Atlanta, GA 30308 until otherwise notified by the Three Pillars Agent. If such amounts are payable to a member of the Wachovia Group, they shall be paid for its account to the Wachovia Agent, at 301 S. College Street, Charlotte, North Carolina 28288 until otherwise notified by the Wachovia Agent. If such amounts are payable to the LC Issuer, they shall be paid to the LC Issuer, at 301 S. College Street, Charlotte, North Carolina 28288 until otherwise notified by the LC Issuer. If such amounts are payable to a member of the Amsterdam Group, they shall be paid for its account to the Amsterdam Agent, at ABN AMRO Bank, N.V., New York, New York, ABA #026009580, Account #671042302550 in the name of Amsterdam Funding Corporation Acct #671042302550, Reference: Yellow Roadway, until otherwise notified by the Amsterdam Agent. In the event the Seller shall fail to pay any amount when due hereunder, upon notice to the Seller, the Administrative Agent may debit the Facility

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Account for all such amounts due and payable hereunder. All computations of Discount, per annum fees calculated as part of any CP Costs, per annum fees hereunder and under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.13. Payments Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to each applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) or the LC Issuer, as applicable, the full amount thereof, plus, if such amount represented a refund of Capital, CP Costs, Interest or Discount, as applicable, with respect thereto from the date of any such rescission, return or refunding.

Section 1.14. Seller Repurchase Option. The Seller shall have the right, by prior written notice to the Agents given in not less than the Required Notice Period, at any time to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The aggregate purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or any Agent.

ARTICLE II

CP COSTS AND DISCOUNT

Section 2.1. Conduit Funding.

(a) CP Costs. The Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of a Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding; provided, however, that after the occurrence and during the continuance of a Servicer Default, the Seller shall pay Discount at the Default Rate with respect to each such Purchaser Interest. Each Purchaser Interest funded by a Pool-Funded Conduit substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Pool-Funded Conduit and funded substantially with Pooled Commercial Paper.

(b) CP Costs Payments. On each Monthly Settlement Date, the Seller shall pay to each Co-Agent (for the benefit of such Co-Agent’s Uncommitted Purchaser) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Uncommitted Purchaser for the immediately preceding Accrual Period in accordance with Section 1.4(b).

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(c) Calculation of CP Costs. On the 10th Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the aggregate amount of CP Costs (or, as applicable, Discount at the Default Rate) owing to it for the applicable Accrual Period and shall notify the Seller of such aggregate amount.

Section 2.2. Committed Purchaser Funding.

(a) Committed Purchaser Funding. Each Receivable Interest of the Committed Purchasers in a Group shall accrue Discount for each day during its Tranche Period (or, in the case of a Receivable Interest of the Wachovia Group accruing Discount at LMIR, for each day during each Accrual Period until funding at LMIR ceases) at the LIBOR Rate, the Base Rate, (solely in the case of Wachovia) LMIR, or, from and after the occurrence of a Servicer Default and during the continuance thereof, the Default Rate in accordance with the terms and conditions hereof. Until the Seller gives notice to the applicable Co-Agent of another Discount Rate in accordance with Section 2.2(c), the initial Discount Rate for any Receivable Interest transferred to the Committed Purchasers in a Conduit Group pursuant to the terms and conditions hereof, and the new Discount Rate for any Terminating Tranche, shall be the Base Rate and the applicable Tranche Period shall be a period of one Business Day commencing on the day requested in the Purchase Notice or on the last day of a Terminating Tranche, as applicable. If the Committed Purchasers, if any, in a Conduit Group acquire by assignment from the applicable Conduit any Receivable Interest pursuant to a Liquidity Agreement, the applicable Co-Agent shall promptly notify Seller of such fact and each Receivable Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

(b) Discount Payments. On the Monthly Settlement Date for each Receivable Interest of the Committed Purchasers in a Group, the Seller shall pay to the applicable Co-Agent (for the benefit of such Purchasers) an aggregate amount equal to the accrued and unpaid Discount for the entire Tranche Period or, as applicable, Accrual Period, of each such Purchaser Interest in accordance with Section 1.4(b).

(c) Selection and Continuation of Tranche Periods.

(i) With consultation from (and approval by) the applicable Co-Agent, the Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Committed Purchasers in each Conduit Group, provided that, if at any time the Committed Purchasers in a Conduit Group shall have a Purchaser Interest, the Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each date specified in clause (A) of the definition of Monthly Settlement Date.

(ii) The Seller or the applicable Co-Agent may, effective on the last day of a Tranche Period (the “Terminating Tranche”) for any Receivable Interest of the Committed Purchasers in a Conduit Group, divide any such Receivable Interest into multiple

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Receivable Interests or combine any such Receivable Interest with one or more other Receivable Interests which either have a Terminating Tranche ending on such day or are newly created on such day, provided that in no event may a Receivable Interest of a Conduit be combined with a Receivable Interest of its Committed Purchasers.

(d) Committed Purchaser Discount Rates. Prior to the occurrence and continuance of a Servicer Default, the Seller may select the LIBOR Rate, the Base Rate or (solely in the case of Wachovia) LMIR for each Receivable Interest of the Committed Purchasers in any Group. The Seller shall by 11:00 a.m. (Chicago time): (i) at least two (2) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBOR Rate or LMIR is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the applicable Co-Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. From and after the occurrence of a Servicer Default and during the continuance thereof, all Purchaser Interests shall accrue Discount at the Default Rate.

(e) Suspension of the LIBOR Rate or LMIR. If any Committed Purchaser notifies its Co-Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Committed Purchasers in such Group at a LIBOR Rate or LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBOR Rate or LMIR are not available or (ii) such LIBOR Rate or LMIR, as applicable, does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBOR Rate or LMIR, then such Co-Agent shall suspend the availability of such LIBOR Rate or, as applicable, LMIR from its Group and require the Seller to select the Base Rate for any Receivable Interest of the Committed Purchasers in its Group that has been accruing Discount at such LIBOR Rate or LMIR, as the case may be.

(f) Calculation of Discount. On the 10th Business Day immediately preceding each Monthly Settlement Date for each Receivable Interest of the Committed Purchasers in a Group, the applicable Co-Agent shall calculate the aggregate amount of Discount for the applicable Tranche Period or Accrual Period and shall notify the Seller of such aggregate amount, if any.

(g) Liquidity Agreement Fundings. The parties hereto acknowledge that each of the Conduits may assign all or any portion of its Purchaser Interests to the Committed Purchasers in its Group at any time pursuant to the applicable Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under such Liquidity Agreement to the extent available. The fundings under the Liquidity Agreements will accrue Discount in accordance with this Section 2.2.

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Regardless of whether a funding of Purchaser Interests by the Committed Purchasers in a Group constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under a Liquidity Agreement of a Purchaser Interest originally funded by a Conduit or the sale of one or more participations or other interests under a Liquidity Agreement in such a Purchaser Interest, each Committed Purchaser participating in a funding of a Purchaser Interest pursuant to a Liquidity Agreement shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest directly from Seller hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Seller Representations and Warranties. The Seller hereby represents and warrants to the Agents and the Purchasers that:

(a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except for such licenses, authorization, consents and approvals the failure to obtain any of which would not have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document, and the Seller’s use of the proceeds of Purchases made hereunder, are within its corporate or banking association powers, have been duly authorized by all necessary corporate or banking association action, do not breach or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except created hereunder) except where, with respect to clauses (ii), (iii) and (iv), such breach or violation would not have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document has been duly authorized, executed and delivered by the Seller.

(c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents.

(d) Binding Effect. The Transaction Documents constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

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(e) Accuracy of Information. All information heretofore furnished by the Seller or any of its Affiliates to the Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(f) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose which violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(g) Title to Receivables. Each Receivable has been purchased by the Seller from the applicable Originator in accordance with the terms of the Sale Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller’s ownership interest in such Receivable.

(h) Good Title; Perfection. (i) Immediately prior to each Purchase or Reinvestment hereunder, each Receivable, together with the Related Security, is owned by the Seller free and clear of any Adverse Claim; (ii) when the Purchasers makes a Purchase or Reinvestment, they shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Purchaser Interests in each Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim; (iii) when the LC Issuer issues a Letter of Credit, the Administrative Agent, on behalf of the LC Issuer, shall have a continuous valid and perfected first priority security interest to the extent of the Pledged Interest in each Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim; and (iv) no financing statement or other instrument similar in effect covering all or any interest in any Receivable or the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (1) in favor of the applicable Originator in accordance with the Contracts, (2) in favor of Seller in connection with the Sale Agreement, or (3) in favor of the Administrative Agent in accordance with this Agreement.

(i) Places of Business. The principal places of business and chief executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Administrative Agent in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Seller’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit II.

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(j) Collection Banks; etc. Except as otherwise notified to the Administrative Agent in accordance with Section 5.2(b):

(i) the Seller has instructed, or has caused each Originator to instruct, all Obligors to pay all Collections directly to a segregated lock-box identified on Exhibit III hereto,

(ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on Exhibit III,

(iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on Exhibit III, and

(iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on Exhibit III which were established by an Originator or by any Person other than the Seller, exclusive dominion and control thereof has been transferred to the Seller. The Seller has not granted to any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

(k) Material Adverse Effect. Since December 31, 2007, no event has occurred which would have a Material Adverse Effect.

(l) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(m) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller’s knowledge, threatened, against or affecting the Seller or any Originator, or any of the respective properties of the Seller or any Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of the Seller or any Originator, or (iii) materially adversely affect the ability of the Seller or any Originator to perform its obligations under the Transaction Documents. Neither the Seller nor any Originator is in default with respect to any order of any court, arbitrator or governmental body.

(n) Credit and Collection Policies. With respect to each Receivable, each of the applicable Originator, the Seller and the Servicer has complied in all material respects with the Credit and Collection Policy.

(o) Payments to the Applicable Originator. With respect to each Receivable transferred to the Seller, the Seller has given reasonably equivalent value to the applicable Originator in consideration for such transfer of such Receivable and the Related

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Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by an Originator of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(p) Ownership of the Seller. YRC Worldwide Inc. owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights (other than any such rights related to the pledge of the capital stock of the Seller in favor of the administrative agent under the YRCW Credit Agreement) to acquire securities of the Seller.

(q) Not an Investment Company. The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

(r) Purpose. The Seller has determined that, from a business viewpoint, the purchase of Receivables and related interests from the Originators under the Sale Agreement, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

(s) Net Receivables Balance. Both before and after giving effect to each Incremental Purchase and Reinvestment, the Net Receivables Balance equals or exceeds the sum of (i) the product of the Net Receivables Balance multiplied by the Aggregate Reserve Percentage, and by (ii) the aggregate Capital outstanding.

Section 3.2. Committed Purchaser Representations and Warranties. Each Committed Purchaser hereby represents and warrants to its applicable Co-Agent and Conduit that:

(a) Existence and Power. Such Committed Purchaser is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b) No Conflict. The execution, delivery and performance by such Committed Purchaser of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not breach or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except where, with respect to clauses (ii), (iii) and (iv), such breach or violation would not have a Material Adverse Effect, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Purchaser.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Committed Purchaser of this Agreement.

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(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Purchaser enforceable against such Committed Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

Section 3.3. YRC Assurance Representations and Warranties. YRC Assurance hereby represents and warrants to the Agents and the Purchasers that:

(a) Existence and Power. YRC Assurance is an exempted company incorporated with limited liability duly organized, validly existing and in good standing under the laws of Bermuda, and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under, or the enforceability of, any Transaction Document to which it is a party, (ii) its business or financial condition, (iii) the interests of the Agents or any of the other Purchasers under any Transaction document to which it is a party or (iv) the enforceability or collectibility of any Receivable not due to the creditworthiness of the Obligors.

(b) No Conflict. The execution, delivery and performance by YRC Assurance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not breach or violate (i) its memorandum of association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except where, with respect to clauses (ii), (iii) and (iv), such breach or violation would not have a Material Adverse Effect, and do not result in the creation or imposition of any Adverse Claim on its assets.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by YRC Assurance of this Agreement or any other Transaction Document to which it is a party other than those that have been obtained.

(d) Binding Effect. This Agreement has been duly authorized, executed and delivered by YRC Assurance and constitutes the legal, valid and binding obligation of YRC Assurance enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or limiting creditors’ rights generally.

ARTICLE IV

CONDITIONS OF PURCHASES

Section 4.1. Conditions Precedent to Initial Purchase. Effectiveness of the amendment and restatement of the Existing Agreement and the initial Purchase of a Receivable Interest under this Agreement are subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Purchase those documents listed on Schedule A hereto, and (b) each of the Agents and the LC Issuer shall have been paid all fees required to be paid on such date pursuant to the terms of the applicable Fee Letter.

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Section 4.2. Conditions Precedent to All Credit Events. Each Credit Event shall be subject to the further conditions precedent that:

(a) the Servicer shall have delivered to the Agents on or prior to the date of such Credit Event, in form and substance reasonably satisfactory to the Agents, all Monthly Reports and Weekly Reports as and when due under Section 6.5;

(b) on the date of each such Credit Event, the following statements shall be true both immediately before and after giving effect to such Credit Event (and acceptance of the proceeds of the applicable Incremental Purchase or Reinvestment or issuance of a Letter of Credit shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties set forth in Section 3.1 are correct on and as of the date of such Credit Event as though made on and as of such date; provided, however, that the representation and warranty set forth in Section 3.1(k) need only be true and correct as of the date of the initial Credit Event hereunder;

(ii) no event has occurred, or would result from such Credit Event, that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Credit Event, that would constitute a Potential Servicer Default; and

(iii) the Stated Liquidity Termination Date shall not have occurred, the aggregate Credit Exposure shall not exceed the Purchase Limit and the Effective Receivable Interest shall not exceed 100%; and

(iv) if there are any Purchasers (other than YRC Assurance) that hold Receivable Interests at such time or will hold Receivable Interests after giving effect to such Credit Event, the aggregate amount of such other Purchasers’ Capital shall at least equal 50% of the Aggregate Capital after giving effect to such Credit Event.

(c) the Administrative Agent shall have received such other approvals, opinions or documents as any Agent may reasonably request.

ARTICLE V

COVENANTS

Section 5.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

(a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Co-Agents:

(i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified in a manner reasonably acceptable to the Administrative Agent by the Chief Financial Officer of the Seller, together with the financial statements of YRC Worldwide Inc. required under Section 4.1(a)(i) of the Sale Agreement.

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(ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each of its fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, together with the financial statements of YRC Worldwide Inc. required under Section 4.1(a)(ii) of the Sale Agreement.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Seller’s Chief Financial Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be, together with the certificate of YRC Worldwide Inc. required under Section 4.1(a)(iii) of the Sale Agreement.

(iv) Copies of Notices, Etc. under Sale Agreement and Other Transaction Documents. Forthwith upon its receipt of any notice, request for consent, financial statements of YRC Worldwide Inc., certification, report or other communication under or in connection with any Transaction Document from any Person other than one of the Agents or Purchasers, copies of the same.

(v) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

(vi) Other Information. Such other information (including non-financial information) as any Agent or Purchaser may from time to time reasonably request.

(vii) Electronic Information. Documents required to be delivered pursuant to clauses (i) and (ii) of this Section 5.1(a) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval (EDGAR) System.

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(b) Notices. The Seller will notify the Agents in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Servicer Defaults or Potential Servicer Defaults. The occurrence of each Servicer Default or each Potential Servicer Default, by a statement of the Chief Financial Officer of the Seller;

(ii) Judgment. The entry of any judgment or decree against the Seller;

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or to which the Seller becomes party;

(iv) Termination Date under Sale Agreement. The declaration by any Originator of the “Termination Date” under the Sale Agreement;

(v) Downgrade. Any downgrade in the rating of any Indebtedness of the Seller, any Originator or the Performance Guarantor by Standard & Poor’s or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change; and

(vi) Labor Strike, Walkout, Lockout or Slowdown. The commencement or threat of any labor strike, walkout, lockout or concerted labor slowdown against the Performance Guarantor or any of its Affiliates which prevents, or could reasonably be likely to prevent, pick-ups, shipments and/or deliveries by any Originator, and which could reasonably be expected to have a Material Adverse Effect (collectively, “Labor Actions”).

(c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply would not have a Material Adverse Effect.

(d) Audits. The Seller will furnish to the Agents from time to time such information with respect to it and the Receivables as any Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by any Agent upon reasonable notice, permit the Agents and their joint audit designee (and shall cause the Originators to permit the Agents and their joint audit designee) (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or an Originator relating to Receivables and the Related Security, including, without limitation, the related Invoices, and (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller’s or any Originator’s financial condition or the Receivables and the Related Security or the Seller’s performance hereunder, or any Originator’s performance under any of the other Transaction Documents, or the Seller’s or any Originator’s performance under the Invoices with any of the officers or employees of the Seller or any Originator having knowledge of such matters.

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(e) Keeping and Marking of Records and Books.

(i) The Seller will, and will cause the Originators to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will cause the Originators to, give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) The Seller will, and will cause each of the Originators to, (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, reasonably acceptable to the Administrative Agent, describing the Receivable Interests and (b) upon the request of the Administrative Agent: (A) mark each Invoice with a legend describing the Receivable Interests and (B) deliver to the Administrative Agent all Invoices (including, without limitation, all multiple originals of any such Invoice) relating to the Receivables.

(f) Compliance with Invoices and Credit and Collection Policy. The Seller will, and will cause the Originators to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Invoices (other than bills of lading) related to the Receivables, and (ii) comply in all material respects with any bills of lading included in the Invoices and with the Credit and Collection Policy. The Seller will, and will cause the Originators to, pay when due any taxes payable in connection with the Receivables.

(g) Purchase of Receivables from an Originator. With respect to each Receivable purchased under the Sale Agreement, the Seller shall (or shall cause the applicable Originator to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller’s interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Administrative Agent may reasonably request.

(h) Ownership Interest. The Seller shall take all necessary action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agents and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Administrative Agent on behalf of the Groups hereunder as any Agent may reasonably request.

(i) Payment to the Applicable Originator. With respect to each Receivable purchased by the Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

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(j) Performance and Enforcement of Sale Agreement. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent, on behalf of the Groups, as assignee of the Seller) under the Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

(k) Purchasers’ Reliance. The Seller acknowledges that the Agents, the LC Issuer and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from each of the Originators, YRC Worldwide Inc. and all Affiliates of any of them. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the LC Issuer or any Agent may from time to time reasonably request to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof and not just a division of one of the Originators. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

(i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of an Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller’s employees);

(ii) compensate all employees, consultants and agents directly, from the Seller’s bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of an Originator, allocate the compensation of such employee, consultant or agent between the Seller and such Originator on a basis which reflects the services rendered to the Seller and such Originator;

(iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of an Originator, the Seller shall lease such office at a fair market rent;

(iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

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(v) conduct all transactions with each Originator (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi) at all times have at least two members of its Board of Directors (each, an “Independent Director”) who are not at such time, and have not have been at any time during the preceding five years (A) a director, officer, employee or Affiliate of YRC Worldwide Inc. or any of its subsidiaries or affiliates, or (B) the beneficial owner at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of five percent (5%) of the outstanding common shares of YRC Worldwide Inc. having general voting rights; provided, however, that a director who otherwise meets the description of Independent Director as set forth herein shall not be disqualified from serving as an Independent Director of the Seller if he or she is also a director of another corporation that is an Affiliate of YRC Worldwide Inc. with a certificate of incorporation substantially similar to the certificate of incorporation of the Seller;

(vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Directors, (B) the dissolution or liquidation of the Seller or (C) the initiation of participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Directors);

(viii) maintain the Seller’s books and records separate from those of the Originators and otherwise readily identifiable as its own assets rather than assets of an Originator;

(ix) prepare its financial statements separately from those of the Originators and insure that any consolidated financial statements of the Originators or any Affiliate thereof that include the Seller and which are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

(x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originators and not maintain bank accounts or other depository accounts to which any Originator is an account party, into which any Originator makes deposits or from which any Originator has the power to make withdrawals;

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(xi) pay its own expenses and debts out of its own funds, to the extent sufficient funds are lawfully available, and in any event, not permit any Originator to pay any of the Seller’s operating expenses (except pursuant to allocation arrangements that comply with the requirements of this Section 5.1(k) or to pay any debt of Seller);

(xii) not permit the Seller to be named as an insured on the insurance policy covering the property of any Originator or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller; and

(xiii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Fulbright & Jaworski L.L.P., as counsel for the Seller, in connection with the closing or initial Credit Event under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(l) Collections. The Seller shall instruct all Obligors, or cause the Originators to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on Exhibit III, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Seller shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account listed on Exhibit III, which is subject to a Collection Account Agreement. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such Collection Account. In the case of any Collections received by the Seller or any Originator, the Seller shall remit (or shall cause such Originator to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall cause such Originator to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agents. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent (at the direction of any Co-Agent) delivers to any of the Collection Banks a Collection Notice pursuant to Section 6.3, any Agent may request that the Seller, and the Seller thereupon promptly shall and shall direct the Originators to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the “New Concentration Account”) specified by the Administrative Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit any Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Administrative Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on Exhibit III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on Exhibit III.

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(m) Minimum Net Worth. The Seller shall at all times maintain total assets which exceed its total liabilities by not less than 3% of the Purchase Limit at such time.

Section 5.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

(a) Name Change, Offices, Records and Books of Accounts. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least 45 days prior notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Administrative Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

(i) written notice of such addition, termination or change, and

(ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

provided, however, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect.

(c) Modifications to Invoices and Credit and Collection Policy. The Seller will not make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 6.2(c), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to any Receivable, Related Security or Collections, or upon or with respect to any Invoice under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator.

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(e) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Sale Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

(i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

(ii) the incurrence of obligations under this Agreement,

(iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Sale Agreement, and

(iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 5.1(k) of this Agreement.

In the event the Seller shall at any time borrow a “Subordinated Loan” under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agents under this Agreement, on such terms as shall be satisfactory to the Administrative Agent. Seller shall not pay any debt or expense of any Originator and shall not hold itself or its credit out as being available to pay, and shall not guarantee or secure with Seller’s assets the payment of, any debt or expense of any Originator.

(f) Amendments to Performance Undertaking and Sale Agreement. The Seller shall not, without the prior written consent of the Agents:

(i) cancel or terminate the Performance Undertaking or the Sale Agreement,

(ii) give any consent to or waiver of (or take any action having the same effect on) any provision of the Performance Undertaking or the Sale Agreement,

(iii) waive any default, action, omission or breach under the Performance Undertaking or the Sale Agreement, or otherwise grant any indulgence thereunder, or

(iv) amend, supplement or otherwise modify any of the terms of the Performance Undertaking or the Sale Agreement.

(g) Amendments to Corporate Documents. The Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

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(h) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

(i) Restricted Junior Payments. The Seller shall not make any Restricted Junior Payment if a Servicer Default or Potential Servicer Default exists or would result therefrom.

ARTICLE VI

ADMINISTRATION AND COLLECTION

Section 6.1. Designation of Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Co-Agents may at any time designate as Servicer any Person to succeed the Seller or any successor Servicer.

(b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agents that it has delegated, to each of the Originators, as subservicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables transferred by such Originator to the Seller. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents, the LC Issuer and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Agents, the LC Issuer and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its subservicer or other delegate in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its subservicer or other delegate with any notice given under this Agreement.

(c) Without the prior written consent of each of the Co-Agents of the Bank Groups, (i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than each Originator, and then such delegation shall be limited to the activities of Servicer hereunder as the same may relate to the Receivables originated by such Originator, and (ii) no Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by the Seller. If at any time the Co-Agents of the Bank Groups shall designate as Servicer any Person other than the Seller, all duties and responsibilities theretofore delegated by the Seller to the Originators may, at the discretion of the Co-Agents of the Bank Groups, be terminated forthwith on notice given by such Co-Agents to the Seller.

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Section 6.2. Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Invoices and the Credit and Collection Policy.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Section 1.4. The Servicer shall upon the request of the Administrative Agent after the occurrence of the Amortization Date, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 1.4. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Servicer Default, the Co-Agents shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests in the Receivables, all Records that evidence or relate to the Receivables, the related Invoices and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, (x) if such demand is made at any time prior to the replacement of the Seller as Servicer hereunder, at the chief executive office of each Originator and (y) if such demand is made at any time after the replacement of the Seller as Servicer hereunder, to such location as the Administrative Agent may designate in writing. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller’s undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.4.

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(e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3. Collection Notices. The Administrative Agent is authorized at any time to date and to deliver to the Collection Banks a Collection Notice under any Collection Account Agreement. The Seller hereby transfers to the Administrative Agent for the benefit of the Groups, effective when the Administrative Agent (at the direction of any Co-Agent) delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled to (i) endorse the Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Invoices and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

Section 6.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by the Agents and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Invoices. The Purchasers shall have no obligation or liability with respect to any Receivables or related Invoices, nor shall any of them be obligated to perform the obligations of the Seller.

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Section 6.5. Reports.

(a) On the 15th day of each month (or, if such date is not a Business Day, the next following Business Day), and at such other times as any Agent shall reasonably request, the Servicer shall prepare and forward to the Agents a Monthly Report.

(b) Not later than Wednesday of each week (or, if any Wednesday is not a Business Day, the next following Business Day), the Servicer shall prepare and forward to the Agents a Weekly Report as of the last Business Day of the week then most recently ended.

(c) Promptly following any reasonable request therefor by any Agent, the Seller shall prepare and provide to the Agents a listing by Obligor of all Receivables together with an aging of such Receivables.

ARTICLE VII

SERVICER DEFAULTS

Section 7.1. Servicer Defaults. The occurrence of any one or more of the following events shall constitute a Servicer Default:

(a) The Servicer or the Seller shall fail (i) to make when due any payment or deposit required hereunder, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall remain unremedied for five (5) Business Days following the earlier to occur of (A) written notice thereof by any Agent or the LC Issuer to the Servicer or the Seller, as applicable, or (B) the Servicer’s or the Seller’s actual knowledge of such failure.

(b) Any representation, warranty, certification or statement made by the Seller, the Servicer, the Performance Guarantor or an Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

(c) (i) The Seller, the Servicer or the Performance Guarantor shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer or the Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (ii) the Seller, the Servicer or the Performance Guarantor shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (c).

(d) As at the end of any Calculation Period:

(i) the average of the Delinquency Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 2.50%;

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(ii) the average of the Dilution Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 9.50%; or

(iii) the average of the Default Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 2.25%.

(e) (1) Any Originator or the Performance Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document, or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables to the Seller, as purchaser under the Sale Agreement, or any “Event of Default” or “Potential Event of Default” shall occur under the Sale Agreement.

(f) The Effective Receivable Interest hereunder shall at any time exceed 100%.

(g) A Change of Control shall occur.

(h) A “Default” or an “Event of Default” under and as defined in the YRCW Credit Agreement, shall occur and be continuing; provided, however, that any Servicer Default arising under this Section 7.1(h) shall be deemed automatically waived if and to the extent that any “Default” or “Event of Default” under the YRCW Credit Agreement is waived in accordance with the terms thereof.

(i) Any Trigger Event shall occur.

(j) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(k) One or more final judgments shall be entered against Performance Guarantor or any of its Subsidiaries for the payment of money in the aggregate amount of $15,000,000 or more, or the equivalent thereof in another currency, on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or bond to secure appeal.

Section 7.2. Remedies.

(a) Optional Liquidation. Upon the occurrence of a Servicer Default (other than a Servicer Default described in Section 7.1(c)), the Administrative Agent shall, at the request, or may with the consent, of the Required Co-Agents, by notice to the Seller declare the Amortization Date to have occurred, the Liquidation Period to have commenced, the LC Issuer’s obligation to issue Letters of Credit to have terminated, and/or the LC Obligations to be immediately due and payable.

(b) Automatic Liquidation. Upon the occurrence of a Servicer Default described in Section 7.1(c), the Amortization Date shall occur, the Liquidation Period shall commence automatically, the LC Issuer’s obligation to issue Letters of Credit shall automatically be terminated, and the LC Obligations shall automatically become immediately due and payable without any election or action on the part of the Administrative Agent or the LC Issuer.

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(c) Cash-Collateralization of LC Obligations. Upon acceleration of the LC Obligations pursuant to Section 7.2(a) or 7.2(b), Seller shall be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the LC Issuer, an amount equal to all Reimbursement Obligations then outstanding, together with accrued and unpaid Interest and L/C Fees thereon, and to deposit into the Letter of Credit Collateral Account an amount equal to the Aggregate Face Amount Outstanding, together with an amount equal to the L/C Fees that will accrue thereon through the expiry date of each Letter of Credit. The LC Issuer may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of draws under outstanding Letters of Credit and any other amounts as shall from time to time have become due and payable by Seller to the LC Issuer under the Transaction Documents. After all of the LC Obligations have been indefeasibly paid in full and the obligation of the LC Issuer to issue Letters of Credit has been terminated, any funds remaining in the Letter of Credit Collateral Account shall be returned by the LC Issuer to Seller or paid to whomever may be legally entitled thereto at such time.

(d) Additional Remedies. Upon the occurrence of the Amortization Date pursuant to this Section 7.2, no Purchases or Reinvestments thereafter will be made, no Letters of Credit will be issued, and the Administrative Agent, on behalf of the Purchasers and the LC Issuer, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnities by the Seller. Without limiting any other rights which any Agent, the LC Issuer or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the LC Issuer, the Agents and the Purchasers and their respective officers, directors, agents and employees (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the LC Issuer, an Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

(a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

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(c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization; or

(d) Indemnified Amounts arising from the LC Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Agents, the LC Issuer or the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the LC Issuer, the Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

(i) any representation or warranty made by the Seller, an Originator or the Servicer (or any officers of the Seller, an Originator or the Servicer) under or in connection with this Agreement, any other Transaction Document, any Monthly Report, Weekly Report or any other information or report delivered by the Seller, an Originator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by the Seller, an Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Invoice related thereto, or the nonconformity of any Receivable or Invoice included therein with any such applicable law, rule or regulation;

(iii) any failure of the Seller, an Originator or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Invoice;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

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(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or an Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) a Servicer Default described in Section 7.1(c);

(x) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim, or the failure to vest and maintain vested in the Administrative Agent, for the benefit of the LC Issuer and the Purchasers, a first priority perfected security interest in the Receivables, the Related Security and the Collections;

(xi) any failure of the Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(xii) the LC Issuer’s issuance of any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary.

Section 8.2. Increased Cost and Reduced Return.

(a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change therein in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) which subjects any Funding Source to any charge or

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withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, the Seller shall pay to such Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction. For the avoidance of doubt, if FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit or the Seller with the assets and liabilities of any Agent, any Person or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section.

(b) Payment of any sum pursuant to Section 8.2(a) shall be made by the Seller to the applicable Co-Agent, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this Section 8.2 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be conclusive evidence of the amount to be paid, absent manifest error.

Section 8.3. Costs and Expenses Relating to this Agreement. The Seller shall pay to the Agents and the LC Issuer, on demand, all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of the Agents’ auditor auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Agents, the LC Issuer and the Purchasers (which such counsel may be employees of an Agent, the LC Issuer or a Purchaser) with respect thereto and with respect to advising the Agents, the LC Issuer and the Purchasers as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agents and the LC Issuer, on demand, any and all reasonable costs and expenses of the Agents, the LC Issuer and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default.

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ARTICLE IX

THE AGENTS

Section 9.1. Appointment.

(a) YRC Assurance hereby irrevocably designates and appoints itself as YRCA Agent hereunder and under the other Transaction Documents to which the YRCA Agent is a party, and authorizes the YRCA Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the YRCA Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Three Pillars Group hereby irrevocably designates and appoints STRH as Three Pillars Agent hereunder and under the other Transaction Documents to which the Three Pillars Agent is a party, and authorizes the Three Pillars Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Three Pillars Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Wachovia Group hereby irrevocably designates and appoints Wachovia Bank, National Association as Wachovia Agent hereunder and under the other Transaction Documents to which the Wachovia Agent is a party, and authorizes the Wachovia Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Wachovia Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Falcon Group hereby irrevocably designates and appoints JPMorgan Chase as Falcon Agent hereunder and under the other Transaction Documents to which the Falcon Agent is a party , and authorizes the Falcon Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Falcon Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Amsterdam Group hereby irrevocably designates and appoints ABN AMRO as Amsterdam Agent hereunder and under the other Transaction Documents to which the Amsterdam Agent is a party , and authorizes the Amsterdam Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Amsterdam Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Purchasers, the LC Issuer and the Co-Agents hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A. as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Purchaser or the LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

(b) The provisions of this Article IX are solely for the benefit of the Agents, the LC Issuer and the Purchasers, and neither the Seller nor the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article IX, except that this Article IX shall not affect any obligations which any of the Agents or Purchasers may have to either the Seller or the Servicer under the other provisions of this Agreement.

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(c) In performing its functions and duties hereunder, (i) the Wachovia Agent shall act solely as the agent of the members of the Wachovia Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their respective successors and assigns, (ii) the Three Pillars Agent shall act solely as the agent of the members of the Three Pillars Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their respective successors and assigns, (iii) the Falcon Agent shall act solely as the agent of the members of the Falcon Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for either the Seller or the Servicer or any of their respective successors and assigns, (iv) the Amsterdam Agent shall act solely as the agent of the members of the Amsterdam Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for either the Seller or the Servicer or any of their respective successors and assigns, and (v) the Administrative Agent shall act solely as the agent of the Co-Agents and the Purchasers and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their respective successors and assigns.

Section 9.2. Delegation of Duties. Each Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3. Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to the LC Issuer, any of the Purchasers or other Agents for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either the Seller or the Servicer to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to such Agent. None of the Agents shall be under any obligation to the LC Issuer, any other Agent or any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller or the Servicer. This Section 9.3 is intended solely to govern the relationship between the Agents, on the one hand, and the LC Issuer and Purchasers, on the other.

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Section 9.4. Reliance by Agents.

(a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller or the Servicer), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of the members of its Group, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by the Committed Purchasers in its Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

(b) Any action taken by any of the Agents in accordance with Section 9.4(a) shall be binding upon all of the Agents, the LC Issuer and the Purchasers.

Section 9.5. Notice of Seller Defaults. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Servicer Default or Potential Servicer Default unless such Agent has received notice from another Agent, a Purchaser, the LC Issuer, the Seller or the Servicer referring to this Agreement, stating that a Servicer Default or Potential Servicer Default has occurred hereunder and describing such Servicer Default or Potential Servicer Default. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Purchasers, the LC Issuer and the other Agents. The Administrative Agent shall take such action with respect to such Servicer Default or Potential Servicer Default as shall be directed by any of the Co-Agents (other than the YRCA Agent), provided that the Administrative Agent is indemnified to its satisfaction by such Co-Agent and, if applicable, the Committed Purchasers in its Group against any and all liability, cost and expense which may be incurred by it by reason of taking any such action and provided, further, that in no event shall the YRCA Agent be entitled to instruct the Administrative Agent pursuant to this sentence.

Section 9.6. Non-Reliance on Other Agents and Purchasers. Each of the LC Issuer and the Purchasers expressly acknowledges that none of the Agents, nor any of the Agents’ respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Seller, the Servicer or the Originators, shall be deemed to constitute any representation or warranty by such Agent. Each of the LC Issuer and the Purchasers also represents and warrants to the Agents and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement. Each of the LC Issuer and the Purchasers also represents that it will, independently and without reliance upon the Agents or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and

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other condition and creditworthiness of the Seller, the Servicer and the Originators. The Agents, the Purchasers, the LC Issuer and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Seller, the Servicer and the Originators which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the LC Issuer, the other Agents and the Purchasers, copies of financial and other information expressly provided to it by either of the Seller or the Servicer pursuant to this Agreement.

Section 9.7. Indemnification of Agents. Each of the Committed Purchasers hereby agrees to indemnify (a) its applicable Co-Agent, (b) the Administrative Agent, (c) the LC Issuer, and (d) the officers, directors, employees, representatives and agents of each of the foregoing (to the extent not reimbursed by the Seller or the Servicer and without limiting the obligation of the Seller or the Servicer to do so), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Co-Agent, the Administrative Agent, the LC Issuer or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent, the Administrative Agent, the LC Issuer or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent, the Administrative Agent, the LC Issuer or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent, the Administrative Agent, the LC Issuer or such Person as finally determined by a court of competent jurisdiction).

Section 9.8. Agents in their Individual Capacities. Each of the Agents in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller, the Servicer, the Originators and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Receivable Interests, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not an Agent, and the terms “Committed Purchaser,” “Committed Purchasers,” “Purchaser” and “Purchasers” shall include each of the Agents in their individual capacities.

Section 9.9. UCC Filings. Each of the Co-Agents and the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Receivables, the Collections, each Collection Account and all Related Security, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Purchasers and the LC Issuer and that such listing will not affect in any way the status

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of the Purchasers and the LC Issuers as the true parties in interest with respect to the collateral covered thereby. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX. The Administrative Agent, on behalf of the Committed Purchasers, hereby appoints the LC Issuer as its agent for purposes of perfecting any security interest in cash collateral pledged to secure the LC Obligations or any Committed Purchaser’s obligation to participate therein, and the LC Issuer hereby accepts such appointment.

Section 9.10. Successor Agents. If any Agent or its holding company is merged with or into any other Person, such Agent may, upon five days’ notice to the Seller and the other Agents, assign its rights and obligations hereunder to the survivor of such merger or any of its bank Affiliates, in each case, provided that both Standard & Poor’s and Moody’s Investors Service, Inc. have approved the proposed assignee or one of its Affiliates as the successor administrator of such Agent’s Conduit. After the effectiveness of any assigning Agent’s assignment hereunder, the assigning Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and under the other Transaction Documents.

ARTICLE X

ASSIGNMENTS; PARTICIPATIONS

Section 10.1. Assignments. Subject, in each of the following cases, to Section 10.3:

(a) Each of the parties hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) its Committed Purchasers pursuant to its Liquidity Agreement, and (ii) another special purpose asset-backed commercial paper issuer administered by a Co-Agent or one of its Affiliates. Upon each such assignment pursuant to this Section 10.1(a), such Conduit shall be released from its obligations so assigned. Further, each of the other parties hereby agrees that any assignee of a Conduit of this Agreement or all or any of its Receivable Interests shall have all of the rights and benefits under this Agreement as if references to such Conduit or to a “Purchaser” explicitly referred to such assignee, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder.

(b) Any Committed Purchaser may at any time and from time to time assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the applicable Co-Agent (the “Assignment Agreement”), executed by such Purchasing Committed Purchaser and such selling Committed Purchaser. The consent of (i) the applicable Conduit or, in the case of an assignment by a Wachovia Committed Purchaser, the Wachovia Agent, and (ii) provided no Servicer Default or Potential Servicer Default exists and is continuing, the Seller (which consent of the Seller shall not be unreasonably withheld or delayed), shall be required prior to the effectiveness of any such assignment. Each assignee of a Committed Purchaser must have a short-term debt rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s Investors Service, Inc. and must agree to deliver to the applicable Co-Agent, promptly

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following any request therefor by such Co-Agent or, if applicable, its Conduit, an enforceability opinion in form and substance satisfactory to such Co-Agent and, if applicable, such Conduit. Upon delivery of the executed Assignment Agreement to the applicable Co-Agent, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agents shall be required.

(c) Each of the parties hereby agrees and consents to the complete or partial assignment by YRC Assurance of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Person to whom the Administrative Agent gives its prior written consent (which consent shall not be unreasonably withheld or delayed). Upon each such assignment pursuant to this Section 10.1(c), YRC Assurance shall be released from its obligations so assigned. Further, each of the other parties hereby agrees that any assignee of YRC Assurance of this Agreement or all or any of its Receivable Interests shall have all of the rights and benefits under this Agreement as if references to YRC Assurance or to a “Purchaser” explicitly referred to such assignee.

(d) The Seller shall not have the right to assign its rights or obligations under this Agreement.

(e) Each of the parties hereby agrees and consents to the complete or partial assignment by the LC Issuer of all or any of its rights under, interest, in, title to and obligations under this Agreement to any other Agent. Upon each such assignment pursuant to this Section 10.1(e), the LC Issuer shall be released from its obligations so assigned. Further, each of the other parties hereby agrees that any assignee of the LC Issuer shall have all of the rights, obligations and benefits under this Agreement as if references to the assigning LC Issuer explicitly referred to such assignee.

Section 10.2. Participations. Subject to Section 10.3, any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of the Receivable Interests of the Committed Purchasers or any other interest of such Committed Purchaser hereunder. Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Conduits and the Agents shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

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Section 10.3. Limitation on YRC Assurance Investment. Notwithstanding the foregoing, no Purchaser may assign or sell or transfer any participation in any of its interests hereunder to YRC Assurance, and YRC Assurance may not assign or sell or transfer any participation in any of its interests hereunder to any other Purchaser, unless after giving effect to such assignment, sale or transfer, if any Purchaser other than YRC Assurance holds a Receivable Interest at such time or will hold a Receivable Interest after giving effect to such assignment, sale or transfer, the aggregate Capital of the Purchasers other than YRC Assurance (which have not been participated to YRC Assurance) exceeds 50% of the aggregate Capital of all Purchasers.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Waivers and Amendments.

(a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) Except as set forth in Section 7.1(h), no provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). Each of the Co-Agents shall be responsible for determining what consents, if any, it must obtain from the members of its Group before entering into any amendment, supplement, modification or waiver of the Transaction Documents except that the YRCA Group shall not be entitled to vote on any amendment, supplement, modification or waiver at any time. Neither this Agreement nor any other Transaction Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Seller and the Required Co-Agents or by the Seller and the Administrative Agent with the consent of the Required Co-Agents; provided that no such agreement shall, provided, however, that no such modification or waiver shall:

(i) without the consent of each affected Purchaser, (A) extend the Stated Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to any Agent for the benefit of such Purchaser, (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, a Committed Purchaser’s Pro Rata Share or a Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of Required Co-Agents or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Discount Reserve,” “Loss Reserve Percentage,” “Aggregate

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Reserve Percentage” or “Default Ratio,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the applicable Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

(iii) without the written consent of the LC Issuer, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the LC Issuer.

Notwithstanding the foregoing, without the consent of the Seller, the Agents may enter into amendments to modify any of the terms or provisions of Article IX, Article X (other than provisions requiring the consent of Seller to any assignment) or Section 11.13 provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the LC Issuer, the Servicer, the Purchasers and the Agents.

Section 11.2. Notices.

(a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to any of the Agents, the LC Issuer or Purchasers pursuant to Article I shall not be effective until received by the intended recipient.

(b) The Seller hereby authorizes each of the Agents to effect Purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom such Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to each applicable Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by any Agent, the records of such Agent shall govern absent manifest error.

Section 11.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids;

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provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 11.4. Protection of Ownership Interests of the Purchasers.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Administrative Agent, on behalf of the Purchasers and the LC Issuer, to exercise and enforce its rights and remedies hereunder. The Administrative Agent may, or the Administrative Agent may direct the Seller to, notify the Obligors of Receivables, at any time following the replacement of the Seller as Servicer and at the Seller’s expense, of the ownership and security interests of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. The Seller shall, at any Purchaser’s or the LC Issuer’s written request, withhold the identity of such Purchaser or the LC Issuer in any such notification.

(b) If the Seller or the Servicer fails to perform any of its obligations hereunder, any of the Agents may (but shall not be required to) perform, or cause performance of, such obligation; and such Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller and the Servicer each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor (if required) and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, in the Receivables and Related Security and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 11.5. Confidentiality.

(a) The Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agents and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller and its officers and employees may disclose such information to the Seller’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Seller may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

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(b) Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agents, the LC Issuer or the Purchasers by each other, (ii) by the Agents, the LC Issuer or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Co-Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any of the Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any of the Co-Agents acts as the administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the applicable Agent for the making of such disclosures generally to Persons of such type. In addition, the Purchasers, the LC Issuer and the Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 11.6. Bankruptcy Petition. Each of the Seller, the Agents, the LC Issuer and the Committed Purchasers hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of each of the Conduits, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any of the Agents, the LC Issuer or the Purchasers, no claim may be made by the Seller, the Servicer or any other Person against any of the Agents, the LC Issuer or Purchasers or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding anything in this Agreement to the contrary, no Conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to it after paying or making provision for the payment in full of its Commercial Paper. All payment obligations of each Conduit hereunder are contingent on the availability to such Conduit of funds in excess of the amounts necessary to pay in full when due its Commercial Paper; and each of the other parties hereto agrees that it will not have a claim, as defined under Section 101(5) of the Bankruptcy Code, if and to the extent that any such payment obligation owed to it by such Conduit exceeds the amount available to such Conduit to pay such amount after paying or making provision for the payment in full of its Commercial Paper; provided however, that if any Conduit is unable to pay its full portion of the Purchase Price for any Purchaser Interest, such Conduit’s Committed Purchasers shall make that portion of the applicable Purchase. The provisions of this Section 11.7 will survive termination of this Agreement and payment in full of each Conduit’s Commercial Paper.

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Section 11.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

Section 11.9. CONSENT TO JURISDICTION. EACH OF YRC ASSURANCE AND THE SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY YRC ASSURANCE OR THE SELLER PURSUANT TO THIS AGREEMENT, AND EACH OF YRC ASSURANCE AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER OR YRC ASSURANCE IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER, YRC ASSURANCE OR ANY ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER OR YRC ASSURANCE AGAINST ANY AGENT, THE LC ISSUER OR PURCHASER OR ANY AFFILIATE OF ANY AGENT OR PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK.

Section 11.10. WAIVER OF JURY TRIAL. EACH OF THE SELLER, THE AGENTS, THE LC ISSUER AND THE PURCHASERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 11.11. Integration; Survival of Terms. This Agreement, the Sale Agreement, the Collection Account Agreements, the Liquidity Agreements and the Fee Letters contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

Section 11.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when

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taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Delivery of an executed counterpart via facsimile or electronic mail with a .pdf attachment shall, to the fullest extent permitted by applicable law, have the same force and effect as delivery of an executed original counterpart.

Section 11.13. Co-Agent Roles.

(a) Each of the Falcon Committed Purchasers acknowledges that JPMorgan Chase and certain of its Affiliates including Banc One Capital Markets, Inc. act, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for the Commercial Paper of Falcon , (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of Falcon, and (iv) to provide other services from time to time for Falcon (collectively, the “JPMorgan Chase Roles”). Without limiting the generality of this Section 11.13(a), each JPMorgan Chase Committed Purchaser hereby acknowledges and consents to any and all JPMorgan Chase Roles and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice of a purchase pursuant to the Falcon Liquidity Agreement.

(b) [intentionally deleted].

(c) Each of the Three Pillars Committed Purchasers acknowledges that STRH and certain of its Affiliates including SunTrust act, or may in the future act, (i) as administrator for Three Pillars, (ii) as issuing and paying agent for the Commercial Paper of Three Pillars, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of Three Pillars, and (iv) to provide other services from time to time for Three Pillars (collectively, the “SunTrust Roles”). Without limiting the generality of this Section 11.13(c), each Three Pillars Committed Purchaser hereby acknowledges and consents to any and all SunTrust Roles and agrees that in connection with any SunTrust Role, STRH may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Three Pillars, the giving of notice of a purchase pursuant to the Three Pillars Liquidity Agreement.

(d) Each of the Amsterdam Committed Purchasers acknowledges that ABN AMRO and certain of its Affiliates act, or may in the future act, (i) as administrator for Amsterdam, (ii) as issuing and paying agent for the Commercial Paper of Amsterdam, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of Amsterdam, and (iv) to provide other services from time to time for Amsterdam (collectively, the “ABN AMRO Roles”). Without limiting the generality of this Section 11.13(d), each Amsterdam Committed Purchaser hereby acknowledges and consents to any and all ABN AMRO Roles and agrees that in connection with any ABN AMRO Role, ABN AMRO may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Amsterdam, the giving of notice of a purchase pursuant to the Amsterdam Transfer Agreement.

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Section 11.14. Characterization. It is the intention of the parties hereto that each purchase of a Purchaser Interest hereunder shall constitute an absolute and irrevocable sale for all purposes other than financial accounting purposes, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each of the Purchasers and the Agents for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or Agent or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Invoices, or any other obligations of the Seller or any Originator.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	President and Chief Executive Officer

Address for Notices:

Yellow Roadway Receivables Funding Corporation
10990 Roe Avenue
P.O. Box 7489
Overland Park, KS 66211
Attention: President
Phone: (913) 696-6125
Fax: (913) 323-9824

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YRC ASSURANCE CO. LTD., AS AN UNCOMMITTED PURCHASER AND AS YRCA AGENT

By:	/s/ Brenda Stasiulis
Name:	Brenda Stasiulis
Title:	Financial Officer

Address for Notices:

YRC Assurance Co. Ltd.
P.O. Box HM 1179
Hamilton HM EX Bermuda
Attention: Corporate Secretary

With a copy to:

YRC Assurance Co. Ltd.
c/o YRC Worldwide Inc.
10990 Roe Avenue
Overland Park, KS 66211
Attention: Vice President -Treasurer
Phone: (913) 696-6197
Fax: (913) 981-5159

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FALCON ASSET SECURITIZATION COMPANY LLC

BY:	JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:	/s/ Cathleen Dettling
Title:	Vice President

Address for Notices:

Falcon Asset Securitization Company LLC c/o JPMorgan Chase Bank, N.A.
Asset-Backed Finance
Chase Tower
10 S. Dearborn St., IL1-1729
Chicago, IL 60603

Attention:	Cathleen Dettling
Fax:	(312) 732-3600

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SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:	/s/ Kecia Howson
Title:	Director

Address for notices:

SunTrust Robinson Humphrey, Inc.
23rd Floor, MC3950 303 Peachtree Street Atlanta, Georgia 30308

Attention:	ABS Surveillance
Facsimile:	(404) 813-5000
Telephone:	(404) 588-7907

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THREE PILLARS FUNDING LLC

By:	/s/ Doris J. Hearn
Title:	Vice President

Address for notices:

Three Pillars Funding LLC c/o SunTrust Robinson Humphrey, Inc. 23rd Floor, MC3950 303 Peachtree Street
Atlanta, Georgia 30308

Attention:	ABS Surveillance
Facsimile:	(404) 813-5000
Telephone:	(404) 588-7907

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AMSTERDAM FUNDING CORPORATION

By:	/s/ Jill A. Gordon
Title:	Vice President

Address for notices:

Amsterdam Funding Corporation c/o Global Securitization Services, LLC
445 Broad Hollow Road, Suite 239
Melville, NY 11747

Attention:	Andrew L. Stidd
Facsimile:	(631) 587-4700
Telephone:	(212) 302-8767

THIRD AMENDED AND RESTATED RPA

COMMITTED PURCHASERS:

COMMITMENT	PRO RATA SHARE FOR FALCON GROUP

$209,500,000.00	100%	JPMORGAN CHASE BANK, N.A., SUCCESSOR BY MERGER TO BANK ONE, NA, as a Committed Purchaser, as Falcon Agent and as Administrative Agent

		By:	/s/ Cathleen Dettling
		Title:	Vice President

Address for notices:

JPMorgan Chase Bank, N.A.
Asset-Backed Finance
Chase Tower
10 S. Dearborn St., IL1-1729
Chicago, IL 60603
Attention: Cathleen Dettling
Fax: (312) 732-3600

THIRD AMENDED AND RESTATED RPA

COMMITMENT	PRO RATA SHARE FOR THREE PILLARS GROUP

$130,500,000.00	100%	SUNTRUST BANK, as a Committed Purchaser

		By:	/s/ William H. Crawford
		Title:	Director

Address for notices:

SunTrust Bank 201 Fourth Avenue, North
Nashville, TN 37219
Attention: Bill Crawford
Facsimile: (615) 748-5269
Telephone: (615) 748-4629

THIRD AMENDED AND RESTATED RPA

COMMITMENT	PRO RATA SHARE FOR WACHOVIA GROUP

$110,000,000	100%	WACHOVIA BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as LC Issuer and as Wachovia Agent

		By:	/s/ William Rutkowski
		Title:	Vice President

Address for notices:

Wachovia Bank, National Association
171 17th Street, N.W., 4th Floor
Mail-stop GA4524
Atlanta, GA 30363
Attention: Bill Rutkowski
Fax: (404) 214-5481

With a copy (in the case of any matter relating to a Letter of Credit) to:

Wachovia Bank, National Association
201 South College Street
6th Floor, Mail Code NC 0601
Charlotte, NC 28288
Attention: Sherry McInturf, Conduit Operations
Fax: (704) 383-6036
Phone: (704) 715-1125

THIRD AMENDED AND RESTATED RPA

COMMITMENT	PRO RATA SHARE FOR AMSTERDAM GROUP

$150,000,000	100%	ABN AMRO BANK N.V. as a Committed Purchaser and as Amsterdam Agent

		By:	/s/ Christopher M. Burke
		Title:	Vice President

Address for notices:

ABN AMRO Bank N.V.
Structured Finance, Asset Securitization
540 W. Madison St.
27th Floor
Mail code C540-2721
Chicago, IL 60661
Attention: Amsterdam
Facsimile: (312) 904-1711
Telephone: (312) 904-2119

THIRD AMENDED AND RESTATED RPA

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABN AMRO” has the meaning set forth in the preamble to this Agreement.

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise. In addition, for purposes of the definitions of “Concentration Limit,” “Eligible Receivable” and “Net Receivables Balance,” a Person shall be deemed to control another Person if such Person owns more than 50% of any class of voting securities (or corresponding interest in the case of non-corporate entities) of the other Person.

“Agents” means the Co-Agents and the Administrative Agent, and “Agent” means any one of the foregoing.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital outstanding with respect to all Purchaser Interests.

“Aggregate Commitments” means, on any date of determination, the aggregate amount of the Group Commitments then in effect.

“Aggregate Face Amount Outstanding” means, on any date of determination, the aggregate undrawn amount of Letters of Credit then outstanding.

“Aggregate Reduction” has the meaning specified in Section 1.6.

“Aggregate Reserve Percentage” means, on any date of determination, the sum of the Loss Reserve Percentage, the Discount Reserve Percentage, the Dilution Reserve Percentage and the Servicer Fee Reserve Percentage.

THIRD AMENDED AND RESTATED RPA

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Capital, LC Obligations, LC Fees and other fees under the Fee Letters, CP Costs, Discount, Broken Funding Costs and Indemnified Amounts owing to any of the Agents, the LC Issuer or the Purchasers at such time pursuant to any of the Transaction Documents, whether due or accrued.

“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 4.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in Section 7.1(c), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Servicer Default, and (iv) the date which is 30 Business Days after the Co-Agents’ receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amsterdam” has the meaning set forth in the preamble to this Agreement.

“Amsterdam Agent” has the meaning set forth in the preamble to this Agreement.

“Amsterdam Committed Purchaser” means ABN AMRO in its individual capacity and its successors and assigns.

“Amsterdam Group” means, collectively, Amsterdam, the Amsterdam Agent and the Amsterdam Committed Purchaser(s).

“Amsterdam Transfer Agreement” means the transfer agreement dated as of May 24, 2005 by and among Amsterdam, the Amsterdam Agent and the Amsterdam Committed Purchaser(s), as the same may be amended, restated or otherwise modified from time to time.

“Applicable Margin” means the sum of (a) 50 basis points, plus (b) the applicable rate per annum set forth under the caption “Eurocurrency Spread for Eurocurrency Revolving Loans” plus that set forth under the caption “ABR Spread for Loans” in the definition of “Applicable Rate” (as defined in the YRCW Credit Agreement).

“Asynchronous Accounting Period” means any period during which USF Reddaway Inc. or USF Holland Inc. employs accounting periods established by a 4-4-5 accounting calendar.

“Bank Group” means each of the Conduit Groups and the Wachovia Group.

“Base Rate” means, with respect to each Group, a rate per annum equal to the higher of (i) the corporate base rate, prime rate or base rate of interest, as applicable, announced by such Group’s Reference Bank from time to time, changing when and as such rate changes, and (ii)  1/2 of 1% above the Federal Funds Effective Rate, changing when and as such rate changes.

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“Broken Funding Costs” means for any Receivable Interest which: (i) in the case of any Pool-Funded Conduit or, when it is funding at LMIR, Wachovia, has its Capital reduced without compliance by the Seller with the notice requirements hereunder or, in the case of Three Pillars at any time while it is not a Pool-Funded Conduit, has its Capital reduced on a date other than the last date of the tranche period of the applicable Related Commercial Paper, or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article II or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Discount (as applicable) that would have accrued during the remainder of the Tranche Periods, Accrual Period or the tranche periods for Commercial Paper determined by the applicable Co-Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the amount of CP Costs or Discount actually accrued during the remainder of such period on such Capital for the new Receivable Interest, and (y) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBOR Rate or LMIR, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Calculation Period” means, for the purposes of any calculation defined herein which references a “Calculation Period,” (i) during an Asynchronous Accounting Period, (A) in the case of any amounts used in such calculation derived from or associated with Receivables originated by Yellow Transportation, Inc. and Roadway Express, Inc., the calendar month designated in the table below and (B) in the case of any amounts used in such calculation derived from or associated with Receivables originated by USF Reddaway Inc. and USF Holland Inc., the accounting period designated in the table below, it being understood that “Calculation Period” is a collective term referring to both component periods as specified in (A) and (B) above and as indicated in the table below and the phrases “Calculation Period most recently ended” and “as of the last day of the Calculation Period most recently ended” refer collectively to both respective component periods or the last day of both respective component periods (as the case may be) as specified in (A) and (B) above and as indicated in the table below, or (ii) at all other times, each calendar month:

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CALCULATION PERIOD	CALENDAR MONTH	ACCOUNTING PERIOD	CORRESPONDING DATES
4	April 2008	4 weeks	3/30/08 to 4/26/08
5	May 2008	4 weeks	4/27/08-5/24/08
6	June 2008	5 weeks	5/25/08-6/28/08
7	July 2008	4 weeks	6/29/08-7/26/08
8	August 2008	4 weeks	7/27/08-8/23/08
9	September 2008	5 weeks	8/24/08-9/27/08
10	October 2008	4 weeks	9/28/08-10/25/08
11	November 2008	4 weeks	10/26/08-11/22/08
12	December 2008	5 weeks	11/23/08-12/31/08
1	January 2009	4 weeks	1/1/09-1/31/09
2	February 2009	4 weeks	2/1/09-2/28/09
3	March 2009	5 weeks	3/1/09-4/4/09
4	April 2009	4 weeks	4/5/09-5/2/09

“Capital” of any Purchaser Interest means, at any time, the Purchase Price of such Purchaser Interest (and after giving effect to any adjustments contemplated in Section 1.5), minus the sum of the aggregate amount of Collections and other payments received by the applicable Co-Agent which in each case are applied to reduce such Capital in accordance with the terms of this Agreement; provided that such Capital shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned or refunded for any reason.

“Cash-Collateralize” means to pledge and deposit into the Letter of Credit Collateral Account at Wachovia, for the benefit of the LC Issuer, as collateral for the LC Obligations, immediately available funds pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer.

“Change of Control” means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of YRC Worldwide Inc.; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of an Originator shall cease for any reason to constitute a majority of the board of directors of an Originator; or (iii) an Originator shall cease to own all of the outstanding shares of voting stock of the Seller on a fully diluted basis; or (iv) YRC Worldwide Inc. shall cease to own all of the outstanding shares of voting stock of each Originator on a fully diluted basis.

“Co-Agent” has the meaning set forth in the preamble to this Agreement.

“Co-Agents’ Fee Letter” means the second amended and restated Co-agents’ fee letter dated as of April 18, 2008 by and among the Agents (other than the YRCA Agent), the LC Issuer and the Seller, as the same may be further amended, restated or otherwise modified from time to time.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

THIRD AMENDED AND RESTATED RPA

“Collection Account Agreement” means, in the case of any actual or proposed Collection Account, an agreement with a Collection Bank in a form reasonably acceptable to the Administrative Agent.

“Collection Bank” means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form attached to a Collection Account Agreement, from the Administrative Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all Deemed Collections (if any) with respect to such Receivable.

“Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.

“Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to purchase its Pro Rata Share of Purchaser Interests offered to its Bank Group from the Seller and its Pro Rata Share of participations pursuant to Section 1.3(e), such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Committed Purchaser’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

“Committed Purchasers” means the Three Pillars Committed Purchaser(s), the Wachovia Committed Purchaser(s), the Falcon Committed Purchaser(s) and the Amsterdam Committed Purchaser(s).

“Concentration Limit” means:

(a) for any Obligor and its Affiliates considered as if they were one and the same Obligor, an amount equal to (i) 3.00%, multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables at such time; and

(b) at any time, for all Government Receivables, 5% of the aggregate Outstanding Balance of all Eligible Receivables at such time;

provided, however, that the Administrative Agent may from time to time designate other amounts (each, a “Special Concentration Limit”) for any Obligor or class of Receivables, it being understood and agreed that any of the Agents may, upon not less than three Business Days’ notice to the Seller and the other Agents, cancel any Special Concentration Limit.

“CP Costs” means, for each day:

(a) with respect to a Pool-Funded Conduit, the sum of (i) discount accrued on such Pool-Funded Conduit’s Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of such Pool-Funded Conduit’s placement

THIRD AMENDED AND RESTATED RPA

agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding by such Pool-Funded Conduit of small or odd-lot amounts with respect to all receivable purchase facilities which are funded by such Pool-Funded Conduit’s Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper of such Pool-Funded Conduit, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Receivable Interest of such Pool-Funded Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper of such Pool-Funded Conduit. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by such Pool-Funded Conduit’s Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, such Pool-Funded Conduit’s Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Pool-Funded Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Pool-Funded Conduit’s Capital;

(b) with respect to Three Pillars at any time while it is not a Pool-Funded Conduit, the sum of (i) discount accrued on its Related Commercial Paper on such day at the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which its Related Commercial Paper outstanding on such day has been or may be sold by any placement agent or commercial paper dealer selected by the Three Pillars Agent, plus (ii) any and all accrued commissions and charges of placement agents and dealers, and issuing and paying agent fees incurred, in respect of such Related Commercial Paper for such day; and

(c) with respect to YRC Assurance, interest on its Capital outstanding for such day at a rate per annum equal to the weighted average rate at which Falcon’s CP Costs were computed during the month in which such day falls.

“Conduit Group” means each of the Falcon Group, the Three Pillars Group and the Amsterdam Group.

“Credit and Collection Policy” means the Seller’s credit and collection policies and practices relating to Invoices and Receivables existing on the date hereof and summarized in Exhibit VI hereto, as modified from time to time in accordance with this Agreement. It is understood that the Credit and Collection Policy of the Seller in respect of any Receivable shall be the credit and collection policies of the Originators thereof. To the extent any Originator shall not have comprehensively reduced to writing its credit and collection policies, the Credit and Collection Policy in respect of Receivables originated by such Originator shall be those credit and collection policies of such Originator in effect on the date hereof and disclosed to the Agents on or prior to the date hereof.

THIRD AMENDED AND RESTATED RPA

“Credit Event” means the issuance of Letter of Credit or the making of a Purchase under this Agreement.

“Credit Exposure” means, at any time as to any Purchaser or Group, the sum of its outstanding Capital plus the principal amount of its interest in the LC Obligations. In computing the Credit Exposure in connection with a Purchase, the proceeds of which will be used to refinance a draw under a Letter of Credit, Seller need not count both the Reimbursement Obligations and the amount that Purchaser will pay to Seller on account of such Purchase or the amount of any LC Obligations that are fully Cash-Collateralized.

“Cut-Off Date” means the last day of each Settlement Period.

“Days Outstanding” means, at any time: (a) one-half of the sum of the beginning and ending Outstanding Balances of all Receivables during the Calculation Period most recently ended, multiplied by (b) the number of days in the Calculation Period most recently ended divided by the aggregate amount payable pursuant to Invoices generated during the Calculation Period most recently ended.

“Deemed Collections” means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable. The Seller shall be deemed to have received: (A) a Collection of a Receivable in the amount of the reduction or cancellation if at any time the Outstanding Balance of any such Receivable is reduced or canceled either as a result of (x) any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) any setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), and (B) a Collection in full of a Receivable if at any time any of the representations or warranties in Section 3.1 prove to have been untrue when made or deemed made with respect to such Receivable or such Receivable is repurchased by the applicable Originator pursuant to the Sale Agreement upon expiration of a Letter of Credit without any draw being honored thereunder. The Seller hereby agrees to pay all Deemed Collections immediately to the Servicer for application in accordance with the terms and conditions hereof.

“Default Rate” means the sum of (i) the Base Rate plus (ii) 2.0% per annum.

“Default Ratio” means, at any time, a fraction (expressed as a percentage) having (a) a numerator equal to the sum of (i) the Outstanding Balance of all Receivables that remained outstanding 151 to 180 days after their respective initial invoice dates as of the last day of the Calculation Period most recently ended, plus (ii) the aggregate Outstanding Balance of Receivables that were written off as uncollectible during the Calculation Period most recently ended that, if not so written off, would have been outstanding not more than 180 days after their respective invoice dates, and (b) a denominator equal to the aggregate amount payable pursuant to Invoices generated five (5) Calculation Periods prior to the Calculation Period most recently ended.

“Defaulted Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date for such payment; (ii) as to which the Obligor thereof has taken any action, or suffered any

THIRD AMENDED AND RESTATED RPA

event to occur, of the type described in Section 7.1(c) (as if references to the Seller therein refer to such Obligor); (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the Seller as uncollectible.

“Deferred Revenue” means any Receivable which has been booked as an asset on the applicable Originator’s balance sheet (prior to giving effect to any sale or contribution of such Receivable by such Originator to the Seller) but as to which delivery of the underlying goods has not yet been completed in accordance with the Invoice or underlying purchase order.

“Delinquency Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that are then Delinquent Receivables, divided by (ii) the aggregate Outstanding Balance of all Receivables as of such date.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for 121 days or more but less than 151 days from the original invoice date for such payment.

“Dilution Horizon Ratio” means, on any date of determination: (i) the aggregate amount of Receivables generated during the Calculation Period then most recently ended, divided by (ii) the Net Receivables Balance on such date.

“Dilution Ratio” means, as of the last day of any calendar Calculation Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Calculation Period, divided by (ii) the aggregate amount of Receivables generated by the Originators during the Calculation Period immediately prior to such Calculation Period.

“Dilution Reserve” means, on any date, an amount equal to (i) the Dilution Reserve Percentage, multiplied by (ii) the Net Receivables Balance as of the opening of business of the Servicer on such date.

“Dilution Reserve Percentage” means, on any date of determination, the greater of (i) the Dilution Reserve Percentage Floor and (ii) the percentage determined pursuant to the following formula:

{(2.25 x ED) + [(DS - ED) x (DS/ED) ]} x DHR

where:

ED        = the Expected Dilution on such date;

DS        = the Dilution Spike as of such date; and

DHR     = the Dilution Horizon Ratio on such date.

THIRD AMENDED AND RESTATED RPA

“Dilution Reserve Percentage Floor” means 6%.

“Dilution Spike” means, on any date of determination, the highest Dilution Ratio for any Calculation Period during the 12 Calculation Periods then most recently ended.

“Dilutions” means, at any time, the aggregate amount of reductions in or cancellations of the Outstanding Balances of the Receivables described in clauses (A)(x) and (A)(y) of the definition of “Deemed Collections.”

“Discount” means for each respective Tranche Period or, as applicable, Accrual Period, relating to Receivable Interests of the Committed Purchasers, an amount equal to the product of the applicable Discount Rate for each Receivable Interest multiplied by the Capital of such Receivable Interest for each day elapsed during such Tranche Period or Accrual Period, as the case may be, annualized on a 360 day basis.

“Discount Rate” means (a) in the case of all Committed Purchasers (including Wachovia) the LIBOR Rate or the Base Rate, and (b) solely in the case of Wachovia, LMIR; provided that from and after the occurrence of a Servicer Default, the Discount Rate in respect of each Receivable Interest and each Accrual Period or Tranche Period, as applicable, shall be the Default Rate.

“Discount Reserve” means, on any date of determination, the amount determined pursuant to the following formula:

where:

D        = the accrued and unpaid Discount for all Receivable Interests of the Purchasers as of the date of determination;

F        = the aggregate amount of accrued and unpaid Servicer Fees and other fees owing pursuant to the Fee Letters as of the date of determination;

C        = the aggregate Capital outstanding as of the date of determination;

DR     = the highest Discount Rate applicable on the date of determination; and

DSO  = the Days Outstanding.

“Discount Reserve Percentage” means, on any date of determination, a percentage equal to (i) the Discount Reserve divided by (ii) the Net Receivables Balance.

THIRD AMENDED AND RESTATED RPA

“Effective Receivable Interest” means, on any date of determination, an undivided percentage interest in all then outstanding Receivables and all Related Security, Collections and Collection Accounts with respect thereto equal to the percentage computed pursuant to the following formula:

ACE
NRB - RR

where:

ACE=	the Credit Exposure as of the last day of the Calculation Period then most recently ended, plus the amount of any Incremental Purchases since such date, plus the amount of any Letter of Credit issuances or increases since such date, and minus the excess, if any, of PURCHASER Collections received by the Seller or Servicer since such date over the aggregate amount of Reinvestments made since such date;

RR=	the Required Reserve; and

NRB=	the Net Receivables Balance as of the most recent Weekly Report or date of recomputation pursuant to Section 1.5.

“Eligible Receivable” means, at any time:

(i) a Receivable the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, and (b) is not an Affiliate of any of the parties hereto,

(ii) a Receivable (A) as to which no payment, or part thereof, remains unpaid for 120 days or more from the original invoice date, (B) which does not represent Deferred Revenue, and (C) is not a Defaulted Receivable,

(iii) a Receivable which arises under an Invoice that requires payment within 60 days after the original invoice date therefor and has not had its payment terms extended,

(iv) a Receivable which is an “account” within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

(v) a Receivable which is denominated and payable only in United States dollars in the United States,

(vi) a Receivable which arises under an Invoice in substantially the form of one of the form invoices set forth on Exhibit VII hereto or otherwise approved by any Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller and its assignees against such Obligor in accordance with its terms,

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(vii) a Receivable which arises under an Invoice which (a) does not require the Obligor under such Invoice to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Invoice and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of any Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Invoice,

(viii) a Receivable which arises under an Invoice that contains an obligation to pay a specified sum of money,

(ix) a Receivable which is not subject to any right of rescission, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or Originator or any other Adverse Claim,

(x) a Receivable as to which (A) at any time while any Labor Action is pending or threatened, the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and (B) at any time while no such Labor Action is pending or threatened, a Receivable as to which the applicable Originator has commenced shipment of the underlying goods in accordance with the applicable Invoice or purchase order and no further action is required to be performed by any Person with respect thereto other than the completion of shipment by such Originator and payment thereon by the applicable Obligor,

(xi) a Receivable all right, title and interest to and in which has been validly transferred by the applicable Originator directly to the Seller under and in accordance with the Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim except the Adverse Claim in favor of the Administrative Agent created by this Agreement,

(xii) a Receivable which, together with the Invoice related thereto, was created in compliance with each, and does not breach any, law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Invoice related thereto is in violation of any such law, rule or regulation,

(xiii) a Receivable which satisfies all applicable requirements of the Credit and Collection Policy,

THIRD AMENDED AND RESTATED RPA

(xiv) a Receivable which was generated in the ordinary course of the applicable Originator’s business in connection with the provision of shipping services for the applicable Obligor by such Originator,

(xv) that portion of a Receivable which arises solely from the sale of freight shipping and ancillary services to the related Obligor by the applicable Originator (and not that portion which arises from the provision of services by an interline carrier), and such Originator shall have transferred such Receivable to the Seller,

(xvi) a Receivable as to which the Administrative Agent has not notified the Seller that any Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under an Invoice that is not acceptable to such Agent, and

(xvii) a Receivable the Obligor of which is not the Obligor (or the Affiliate of an Obligor) in respect of Receivables of which more than 50% of the aggregate Outstanding Balance is more than 120 days past their respective invoice dates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Expected Dilution” means, on any date of determination, the average of the Dilution Ratios for the 12 Calculation Periods then most recently ended.

“Facility Account” means the Seller’s Account No. 55-66681 at JPMorgan Chase.

“Facility Fee” has the meaning set forth in the Co-Agents’ Fee Letter.

“Falcon” has the meaning set forth in the preamble to this Agreement.

“Falcon Agent” has the meaning set forth in the preamble to this Agreement.

“Falcon Committed Purchaser” means JPMorgan Chase in its individual capacity and its successors and assigns.

“Falcon Group” means, collectively, Falcon, the Falcon Agent and the Falcon Committed Purchasers.

“Falcon Liquidity Agreement” means the liquidity asset purchase agreement dated as of May 21, 2004 by and among Falcon, the Falcon Agent and the Falcon Committed Purchasers, as the same may be amended, restated or otherwise modified from time to time.

“Fall-Away Event” means the receipt by the Performance Guarantor, on any day following April 18, 2008, of a corporate credit rating of BBB- or better from Standard & Poor’s and a Corporate Family Rating of Ba1 or better from Moody’s (in each case, with a stable or better outlook).

THIRD AMENDED AND RESTATED RPA

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the JPMorgan Fee Letter, the Co-Agents’ Fee Letter and the LC Issuer Fee Letter.

“Finance Charges” means, with respect to an Invoice, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Invoice.

“Funding Agreement” means, as to any Conduit, its Liquidity Agreement and any other agreement or instrument executed by any Funding Source with or for the benefit of such Conduit.

“Funding Source” means (a) Wachovia, and (b) as to any Conduit, (i) any of its Committed Purchasers or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit.

“Government Receivable” means a Receivable as to which the Obligor is the United States federal government, any political subdivision thereof, or any agency of the foregoing.

“Group” means any of the Bank Groups or the YRCA Group.

“Group Commitment” and “Group Limit” means, for each Group, the amount set forth next to its name in the table below under the applicable column heading:

GROUP NAME	GROUP LIMIT	GROUP COMMITMENT
Wachovia Group	$110,000,000.00		$110,000,000.00
Falcon Group	$209,500,000.00		$209,500,000.00
Three Pillars Group	$130,500,000.00		$130,500,000.00
Amsterdam Group	$150,000,000.00		$150,000,000.00
YRCA Group	$300,000,000.00	-$	0-

THIRD AMENDED AND RESTATED RPA

“Incremental Purchase” means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

“Indemnified Amount” has the meaning set forth in Section 8.1.

“Indemnified Party” has the meaning set forth in Section 8.1.

“Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections.

“Interest” has the meaning set forth in Section 1.3(b).

“Invoice” means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods underlying such Receivable.

“JPMorgan Chase” has the meaning set forth in the preamble to this Agreement.

“JPMorgan Fee Letter” means the Administrative Agent’s fee letter dated as of April 18, 2008 by and between JPMorgan Securities, Inc. and the Seller, as the same may be further amended, restated or otherwise modified from time to time.

“Labor Actions” has the meaning set forth in Section 5.1(b)(vi).

“LC Application” has the meaning set forth in Section 1.3(a).

“LC Fee” has the meaning set forth in the Co-Agents’ Fee Letter.

“LC Issuer” has the meaning set forth in the preamble to this Agreement.

“LC Issuer’s Fee Letter” means that certain amended and restated fee letter dated as of May 19, 2006 by and between the Seller and the LC Issuer, as the same may be further amended, restated or otherwise modified from time to time.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the Aggregate Face Amount Outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 1.3(b).

“LC Percentage” means, on any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the Aggregate Face Amount Outstanding, plus (ii) any outstanding Reimbursement Obligations, to (b) the Purchase Limit.

THIRD AMENDED AND RESTATED RPA

“LC Sublimit” means the lesser of (a) $125,000,000, and (b) the Aggregate Commitments.

“Letter of Credit” means a stand-by letter of credit issued by Wachovia in United States Dollars for the account of Seller at the request of an Originator with an expiry date not to exceed one year from the date of issuance (or the date of extension of the expiry date thereof).

“Letter of Credit Collateral Account” means a segregated cash collateral account at Wachovia in the LC Issuer’s name established at any time after the date of this Agreement at the LC Issuer’s request that is under the exclusive control of the LC Issuer (for the benefit of the LC Issuer and the Purchasers).

“LIBOR Market Index Rate” means, for any day, the one-month Eurodollar Rate for U.S. dollar deposits as reported on the Bloomberg Terminal page BBAM (successor to Telerate page 3750) or any other page that may replace such page BBAM from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Wachovia Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“LIBOR Rate” means the rate per annum equal to the sum of (i)(a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) the Applicable Margin. The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Liquidation Period” means the period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in Section 4.2 are not satisfied (or expressly waived by the applicable Agents) and the Administrative Agent shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the date on which all Aggregate Unpaids are reduced to zero and the Commitments are terminated.

“Liquidity Agreement” means the Three Pillars Liquidity Agreement, the Falcon Liquidity Agreement or the Amsterdam Transfer Agreement.

“LMIR” means, on any date of determination, a rate per annum equal to the sum of (a) the LIBOR Market Index Rate, plus (b) 100 basis points.

“Loss Reserve Percentage” means, on any date of determination, the greater of (i) 12.0%, and (ii) the percentage equal to (a) 2.25, multiplied by (b) the highest of the past twelve rolling 3-Calculation Period average Default Ratios, multiplied by (c) a fraction having a numerator equal to the aggregate amount of Receivables generated during the preceding 4 Calculation Periods and denominator equal to the Net Receivables Balance on the date of determination.

THIRD AMENDED AND RESTATED RPA

“Material Adverse Effect” means a material adverse effect on (i) the financial condition, business or operations of the Seller or of the Performance Guarantor and the Originators as a whole, (ii) the ability of the Seller, the Performance Guarantor or any Originator to perform its obligations under any Transaction Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller’s interest or the interest of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Monthly Report” means a report, in substantially the form of Exhibit VIII-A hereto (appropriately completed), furnished by the Servicer to the Agents pursuant to Section 6.5.

“Monthly Settlement Date” means (A) the 2nd Business Day following the date each Monthly Report is due pursuant to Section 6.5(a), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Committed Purchasers.

“Monthly Settlement Period” means (A) in respect of each Purchaser Interest of a Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of any Group’s Committed Purchasers, the entire Tranche Period of such Purchaser Interest.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, reduced by the aggregate amount (without double-counting) by which the Outstanding Balance of all Eligible Receivables of the types described in the definition of “Concentration Limit” exceed their applicable Concentration Limit.

“New Concentration Account” has the meaning set forth in Section 5.1(l).

“Obligor” means a Person obligated to make payments pursuant to an Invoice.

“Originator” means any of (a) Yellow Transportation, Inc., an Indiana corporation, (b) Roadway Express, Inc., a Delaware corporation, (c) USF Reddaway Inc., an Oregon corporation, and (d) USF Holland Inc., a Michigan corporation.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

“Percentage” means, for each Bank Group, such Group’s Group Limit divided by the aggregate of the Bank Groups’ Group Limits.

“Performance Guarantor” means YRC Worldwide Inc. and its successors.

“Performance Undertaking” means that certain Performance Undertaking dated as of April 18, 2008 by the Performance Guarantor in favor of the Seller, in substantially the form of Exhibit X hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

THIRD AMENDED AND RESTATED RPA

“Person” means an individual, partnership, corporation, limited liability company, association, trust, or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

“Pledged Interest” means, on any date of determination, an undivided percentage interest in all then outstanding Receivables and all Related Security equal to the percentage computed pursuant to the following formula:

        LCO

NRB - RR

where:

LCO    =        the LC Obligations on such date;

RR       =        the Required Reserve on such date; and

NRB    =        the Net Receivables Obligations on such date;

provided, however, that the sum of the Purchaser Interest and the Pledged Interest during the Liquidation Period shall equal 100%.

“Pool-Funded Conduit” means each of Falcon, Amsterdam and, from and after the date (if any) on which it gives written notice to the Seller that it intends to begin pool-funding, Three Pillars.

“Pooled Commercial Paper” means Commercial Paper notes of a Pool-Funded Conduit subject to any particular pooling arrangement by such Pool-Funded Conduit, but excluding Commercial Paper issued by a Pool-Funded Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Pool-Funded Conduit.

“Potential Servicer Default” means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

“Pro Rata Share” means, for each Committed Purchaser, the Commitment of such Committed Purchaser divided by its Group’s Group Commitment.

“Program Fee” has the meaning set forth in the Co-Agents’ Fee Letter.

“Purchase” means an Incremental Purchase or a Reinvestment.

“Purchase Limit” means the sum of (a) the aggregate of the Commitments of the Committed Purchasers hereunder, plus (b) the YRCA Group’s Group Limit.

“Purchase Notice” has the meaning set forth in Section 1.2(a).

THIRD AMENDED AND RESTATED RPA

“Purchase Price” means, with respect to any Incremental Purchase, the least of:

(a) the amount of Capital requested by the Seller in the applicable Purchase Notice,

(b) the remaining unused portion of the Purchase Limit on the applicable purchase date, and

(c) the maximum amount by which the aggregate outstanding Capital could be increased such that after giving effect to such increase in Capital, the Net Receivables Balance will equal or exceed the product of (i) the sum of 100% plus the Aggregate Reserve Percentage, times (ii) the aggregate outstanding Capital after giving effect to such Incremental Purchase.

“Purchased Percentage” means, on any date of determination, 100% minus the LC Percentage.

“Purchaser” means an Uncommitted Purchaser or a Committed Purchaser, as applicable.

“PURCHASER Collections” has the meaning set forth in Section 1.4(a).

“Purchaser Interest” means, at any time, for any Group, an undivided percentage ownership interest associated with a designated amount of Capital selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Such undivided percentage interest shall equal:

        C

NRB - RR

where:

C	= the Capital of such Purchaser Interest;

NRB	= the Net Receivables Balance; and

RR	= the Required Reserve;

provided, however, that the sum of the Purchaser Interest and the Pledged Interest during the Liquidation Period shall equal 100%.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Sale Agreement or hereunder) to an Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the provision of freight shipping and ancillary services by such Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and

THIRD AMENDED AND RESTATED RPA

obligations represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

“Receivable Interest” means a Purchaser Interest or a Pledged Interest.

“Records” means, with respect to any Receivable, all Invoices and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.6.

“Reference Bank” means, with respect to each Bank Group at any time, the bank that is then acting as its Co-Agent, and with respect to the YRCA Group, JPMorgan Chase.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of Seller then outstanding under Section 1.3(c) to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Letters of Credit.

“Reinvestment” has the meaning set forth in Section 1.4(c).

“Related Commercial Paper” means, at any time, any Commercial Paper of Three Pillars issued or deemed issued for purposes of financing or maintaining any Purchaser Interest by Three Pillars (including any discount, yield, or interest thereon).

“Related Security” means, with respect to any Receivable:

(i) all of the Seller’s interest in the goods, the shipment of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Invoice related to such Receivable or otherwise,

(iv) all Records related to such Receivables,

(v) all of the Seller’s right, title and interest in, to and under the Sale Agreement and each bill of lading, instrument, document or agreement executed in connection therewith in favor of or otherwise for the benefit of the Seller;

THIRD AMENDED AND RESTATED RPA

(vi) all of the Seller’s right, title and interest in, to and under the Performance Undertaking; and

(vii) all proceeds of any of the foregoing.

“Reporting Date” means each date specified in the first sentence of Section 6.5(a) or Section 6.5(b).

“Required Co-Agents” means (a) on any date of determination prior to the Amortization Date, the Co-Agents of the Bank Groups whose Group Commitments represent more than 50% of the Aggregate Commitments, and (b) on any date of determination on or after the Amortization Date, the Co-Agents of the Bank Groups whose Groups’ respective Capital then outstanding represents more than 50% of the aggregate Capital then outstanding from all Bank Groups.

“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
< or = $100,000,000	two Business Days
> $100,000,000	five Business Days

“Required Reserve” means, on any date of determination, the product of the Aggregate Reserve Percentage times the Net Receivables Balance.

“Reserve Requirement” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to an Originator, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Indebtedness evidenced by the Subordinated Notes (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller.

“Revolving Period” means the period from and after the date of the initial Purchase under this Agreement to but excluding the Amortization Date.

THIRD AMENDED AND RESTATED RPA

“Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement of even date herewith between the Seller, as purchaser, and the Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Seller” has the meaning set forth in the preamble to this Agreement.

“SELLER Collections” has the meaning set forth in Section 1.4(a).

“Seller Interest” means all right, title and interest (other than the Purchaser Interest) in and to the outstanding Receivables and all Related Security with respect thereto.

“Servicer” means at any time the Person (which may be one of the Agents) then authorized pursuant to Article VI to service, administer and collect Receivables.

“Servicer Default” has the meaning specified in Article VII.

“Servicer Fee” has the meaning specified in Section 1.9.

“Servicer Fee Reserve” means, on any date, an amount determined pursuant to the following formula:

where:

SFRP    = the Servicer Fee Reserve Percentage as of the date of determination;

NRB     = the Net Receivables Balance as of the opening of business of the Servicer on such date; and

DSO     = the Days Outstanding on such date of determination.

“Servicer Fee Reserve Percentage” means 2% or such other percentage as may be agreed upon between the Administrative Agent and the Servicer as an arms-length rate for the Servicer Fee.

“Settlement Date” means a Monthly Settlement Date or a Weekly Settlement Date, as the context may require.

“Settlement Period” means a Monthly Settlement Period or a Weekly Settlement Period, as the context may require.

THIRD AMENDED AND RESTATED RPA

“Standby Letter of Credit” means an irrevocable standby letter of credit for the account of an Originator and for the benefit of any holder of obligations of an Originator or its Affiliates incurred in the ordinary course of business.

“Stated Liquidity Termination Date” means April 16, 2009.

“STRH” has the meaning set forth in the preamble to this Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Seller.

“SunTrust” has the meaning set forth in the preamble to this Agreement.

“Terminating Tranche” has the meaning set forth in Section 2.2(c)(ii).

“Three Pillars” has the meaning set forth in the preamble to this Agreement.

“Three Pillars Agent” has the meaning set forth in the preamble to this Agreement.

“Three Pillars Committed Purchaser” means SunTrust in its individual capacity and its successors and assigns.

“Three Pillars Group” means, collectively, Three Pillars, the Three Pillars Agent and the Three Pillars Committed Purchasers.

“Three Pillars Liquidity Agreement” means the liquidity asset purchase agreement dated as of May 24, 2005 by and among Three Pillars, the Three Pillars Agent and the Three Pillars Committed Purchaser, as the same may be amended, restated or otherwise modified from time to time.

“Tranche Period” means, with respect to any Purchaser Interest held by a Committed Purchaser:

(a) if Discount for such Purchaser Interest is calculated on the basis of the LIBOR Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Seller, commencing on a Business Day selected by Seller or the applicable Co-Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

THIRD AMENDED AND RESTATED RPA

(b) if Discount for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Co-Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBOR Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

“Transaction Documents” means, collectively, this Agreement, the Sale Agreement, the Fee Letters, the LC Applications, the Subordinated Notes, the Liquidity Agreements, the Performance Undertaking, each Collections Notice and all other instruments, documents and agreements executed and delivered by the Seller or any Originator in connection herewith.

“Trigger Event” means the failure of the Performance Guarantor to maintain (a) as of the end of any Test Period (as defined in the YRCW Credit Agreement) ending on or about March 31,2008, June 30, 2008 or September 30, 2008, a Total Leverage Ratio (as defined in the YRCW Credit Agreement) that is less than or equal to 3.75:1, less than or equal to 3.50:1 as at the end of any Test Period at any time thereafter prior to a Fall-Away Event, less than or equal to 3.00:1 as at the end of any Test Period after a Fall-Away Event and during the continuation thereof, or (b) a Consolidated Interest Coverage Ratio (as defined in the YRCW Credit Agreement) that is greater than or equal to 2.00:1 as of the end of any Test Period.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Uncommitted Purchaser” means YRC Assurance or any Conduit.

“Wachovia” has the meaning set forth in the preamble to this Agreement.

“Wachovia Agent” has the meaning set forth in the preamble to this Agreement.

“Wachovia Committed Purchaser” means Wachovia in its individual capacity and its successors and assigns.

“Wachovia Group” means, collectively, the Wachovia Agent and the Wachovia Committed Purchaser(s).

THIRD AMENDED AND RESTATED RPA

“Weekly Report” means a report, in substantially the form of Exhibit VIII-B hereto (appropriately completed), furnished by the Servicer to the Agents pursuant to Section 6.5.

“Weekly Settlement Date” means the first (1st) Business Day following the date each Weekly Report is due pursuant to Section 6.5(b).

“Weekly Settlement Period” means each calendar week.

“YRC Assurance” has the meaning set forth in the preamble to this Agreement.

“YRCA Agent” has the meaning set forth in the preamble to this Agreement.

“YRCA Group” means YRC Assurance, individually as an Uncommitted Purchaser and as YRCA Agent.

“YRCW Credit Agreement” means that certain Credit Agreement dated as of August 17, 2007 among YRC Worldwide Inc., certain of its Canadian and United Kingdom Affiliates, the lenders party thereto, JPMorgan Chase Bank, National Association, Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as UK Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder, as amended, modified or replaced from time to time.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

THIRD AMENDED AND RESTATED RPA

EXHIBIT II

CHIEF EXECUTIVE OFFICE OF THE SELLER; LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER AND ORGANIZATIONAL

IDENTIFICATION NUMBER

[Attached]

THIRD AMENDED AND RESTATED RPA

EXHIBIT III

LOCKBOXES; COLLECTION ACCOUNTS;

CONCENTRATION ACCOUNTS; AND DEPOSITARY ACCOUNTS

[Attached]

THIRD AMENDED AND RESTATED RPA

EXHIBIT IV

FORM OF COMPLIANCE CERTIFICATE

To:	JPMorgan Chase Bank, N.A., as Falcon Agent and as Administrative Agent

Wachovia Bank, National Association, as LC Issuer and Wachovia Agent

SunTrust Robinson Humphrey, Inc., as Three Pillars Agent

ABN AMRO Bank N.V., as Amsterdam Agent

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Receivables Purchase Agreement dated as of April 18, 2008 among Yellow Roadway Receivables Funding Corporation (the “Seller”), the Purchasers party thereto, and each of you, as Agents (as amended, restated or otherwise modified from time to time, the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                              of the Seller;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default or Potential Servicer Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:                     ]

4. Enclosed herewith is a copy of the most recent certificate the Seller received from YRC Worldwide Inc. pursuant to Section 4.1(a)(iii) of the Receivables Sale Agreement, together with the accompanying financial statements and computations. Based on such financial statements and computations, [no/a] Trigger Event existed at the end of the accounting period covered by such financial statements.

The foregoing certifications are made as of the      day of                     , 20    .

THIRD AMENDED AND RESTATED RPA

EXHIBIT V

[FORM OF] LETTER OF CREDIT REQUEST TRANSMITTAL LETTER

[Date]

Wachovia Bank, National Association, as LC Issuer

201 South College Street

6th Floor, Mail Code NC 0601

Charlotte, NC 28288

Attention: Sherry McInturf, Conduit Operations

JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent

Asset-Backed Finance

Chase Tower

10 S. Dearborn St., IL1-1729

Chicago, IL 60603

Attention: Falcon Conduit Administrator and Cathleen Dettling

SunTrust Robinson Humphrey, Inc., as Three Pillars Agent

303 Peachtree Street, 23rd Floor

Mail Code 3950

Atlanta, GA 30308

Attention: Hope Williams, Conduit Administration

ABN AMRO Bank N.V., as Amsterdam Agent

Structured Finance, Asset Securitization

540 W. Madison St.

27th Floor

Mail code C540-2721

Chicago, IL 60661

Attention: Amsterdam

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, restated or otherwise modified from time to time, the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Conduits and Committed Purchasers from time to time party thereto, YRC Assurance Co. Ltd., Wachovia Bank, National Association, as Wachovia Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, ABN AMRO Bank N.V., as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

THIRD AMENDED AND RESTATED RPA

Pursuant to Section 1.3(a) of the Receivables Purchase Agreement:

[Seller hereby requests that the LC Issuer issue the Letter of Credit described in the enclosed Letter of Credit Request received by Seller from [insert applicable Originator name] under the Receivables Sale Agreement on                 , 20    . In connection therewith, enclosed please find a duly completed LC Application executed by Seller].

[Seller hereby requests that the LC Issuer Modify standby letter of credit no.                  dated                      and issued for the benefit of [insert beneficiary’s name] as follows:                     ].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested [issuance/Modification] (both before and after giving effect thereto):

(A) the representations and warranties set forth in Section 3.1 [(other than Section 3.1(k)] of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

(B) no event has occurred, or would result from the Proposed Purchase that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such proposed [issuance/Modification], that would constitute a Potential Servicer Default;

(C) the LC Obligations do not exceed the LC Sublimit; and

(D) the Stated Liquidity Termination Date has not occurred, the aggregate Credit Exposure does not exceed the Purchase Limit and the Effective Receivable Interest does not exceed 100%.

Very truly yours,

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Title:

[Enclosures]

THIRD AMENDED AND RESTATED RPA

EXHIBIT VI

CREDIT AND COLLECTION POLICY

[See Exhibit IV to the Receivables Sale Agreement]

THIRD AMENDED AND RESTATED RPA

EXHIBIT VII

FORM OF INVOICE(S)

[Attached]

THIRD AMENDED AND RESTATED RPA

EXHIBIT VIII-A

FORM OF MONTHLY REPORT

[Attached]

THIRD AMENDED AND RESTATED RPA

EXHIBIT VIII-B

FORM OF WEEKLY REPORT

[Attached]

THIRD AMENDED AND RESTATED RPA

EXHIBIT IX

[FORM OF] PURCHASE NOTICE

[Date]

JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent

Asset-Backed Finance

Chase Tower

10 S. Dearborn St., IL1-1729

Chicago, IL 60603

Attention: Falcon Conduit Administrator and Cathleen Dettling

Wachovia Bank, National Association, as Wachovia Agent

171 17th Street, N.W., 4th Floor

Mail-stop GA4524

Atlanta, GA 30363

Attention: Bill Rutkowski

SunTrust Robinson Humphrey, Inc., as Three Pillars Agent

303 Peachtree Street, 23rd Floor

Mail Code 3950

Atlanta, GA 30308

Attention: Hope Williams, Conduit Administration

ABN AMRO Bank N.V., as Amsterdam Agent

Structured Finance, Asset Securitization

540 W. Madison St.

27th Floor

Mail code C540-2721

Chicago, IL 60661

Attention: Amsterdam

YRC Assurance Co. Ltd., as YRCA Agent

P.O. Box HM 1179

Hamilton HM EX Bermuda

Attention: Corporate Secretary

Ladies and Gentlemen:

The undersigned, Yellow Roadway Receivables Funding Corporation, refers to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Falcon Asset Securitization Company LLC (“Falcon”), Amsterdam Funding Corporation (“Amsterdam”), Three Pillars Funding LLC (“Three Pillars” and, together with Falcon and Amsterdam, the “Conduits”), YRC Assurance Co. Ltd. (“YRC Assurance”), certain Committed Purchasers parties thereto, Wachovia Bank,

THIRD AMENDED AND RESTATED RPA

National Association, as Wachovia Agent, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, ABN AMRO Bank N.V., as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement that the undersigned hereby requests an Incremental Purchase by [each of the Bank Groups] [and] [YRC Assurance] under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Incremental Purchase (collectively, the “Proposed Purchase”) as required by Section 1.2 of the Receivables Purchase Agreement:

(i) The Business Day of the Proposed Purchase is                     .

(ii) YRC Assurance is hereby requested [not] to participate in the Proposed Purchase [at a requested Purchase Price of $                    ].

(iii) The requested Purchase Price in respect of the Proposed Purchase by the Bank Groups is $                    , of which the Wachovia Group’s Percentage is $                    ; the Three Pillars Group’s Percentage is $                    ; the Amsterdam Group’s Percentage is $                    ; and the Falcon Group’s Percentage is $                    .

(iv) The requested Purchasers in respect of the Proposed Purchase by the Bank Groups are Wachovia and [the Conduits] [the other Committed Purchasers].

(v) If the Proposed Purchase by the Conduit Groups is to be funded by their Committed Purchasers, the duration of the initial Tranche Period for the Proposed Purchase by such Committed Purchasers is                      [days] [months].

(vi) For the Wachovia Group and (if the Proposed Purchase by the Conduit Groups is to be funded by their Committed Purchasers) for the Conduit Groups, the Discount Rate related to such initial Tranche Period is requested to be the [LIBOR] [Base] Rate [and solely with respect to the Wachovia Group, LMIR].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

(A) the representations and warranties set forth in Section 3.1 [(other than Section 3.1(k)] of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

(B) no event has occurred, or would result from the Proposed Purchase that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Servicer Default; and

THIRD AMENDED AND RESTATED RPA

(C) the Stated Liquidity Termination Date has not occurred, the aggregate Credit Exposure does not exceed the Purchase Limit and the Effective Receivable Interest does not exceed 100%.

Very truly yours,

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Title:

THIRD AMENDED AND RESTATED RPA

EXHIBIT X

FORM OF PERFORMANCE UNDERTAKING

PERFORMANCE UNDERTAKING

THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of April 18, 2008, is executed by YRC Worldwide Inc., a Delaware corporation (“YRC Worldwide” or the “Performance Guarantor”) in favor of Yellow Roadway Receivables Funding Corporation, a Delaware corporation (together with its successors and permitted assigns, “Recipient”).

RECITALS

Yellow Transportation, Inc., an Indiana corporation, Roadway Express, Inc., a Delaware corporation, USF Reddaway Inc., an Oregon corporation, USF Holland Inc., a Michigan corporation (each of the foregoing, an “Originator” and collectively, the “Originators”), and Recipient have entered into an Amended and Restated Receivables Sale Agreement, dated as of May 24, 2005 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which (a) the Originators are selling to Recipient their respective right, title and interest in their Receivables and Related Security subject to the terms and conditions contained therein and (b) the Originators have agreed to act as Sub-Servicers for the receivables originated by them.

Recipient, various Purchasers and Co-Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, have entered into a Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Recipient is selling undivided interests in its assets to the Purchasers subject to the terms and conditions contained therein.

YRC Worldwide owns, directly or indirectly, all or a majority of the equity interests of each of the Originators and Recipient. As a result, each of YRC Worldwide and the Originators is expected to receive substantial direct or indirect benefits from the Originators’ sale of accounts receivable to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

As an inducement for Recipient to continue to acquire the Originators’ accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guarantee the due and punctual performance by each of the Originators of its respective obligations under the Sale Agreement.

THIRD AMENDED AND RESTATED RPA

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Sale Agreement or the Purchase Agreement, and “Guaranteed Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any of the Originators under and pursuant to the Sale Agreement and each other document executed and delivered by any of them pursuant to the Sale Agreement, including, without limitation, (a) the due and punctual payment of all sums which are or may become due and owing by any of the Originators under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, and (b) the full and punctual performance of each Originator’s obligations as a Sub-Servicer of the Receivables originated by it.

Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of the Originators of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations under the Sale Agreement, and each other document executed and delivered by any of the Originators pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by the Originators to Recipient, any of the Agents or any Purchaser from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, any of the Agents or any Purchaser in favor of any of the Originators or any other Person or other means of obtaining payment. Should any of the Originators default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its permitted assigns) may, upon written demand, cause the immediate performance by Performance Guarantor of such Guaranteed Obligations and cause any payment of Guaranteed Obligations to become forthwith due and payable to Recipient (or its permitted assigns) by Performance Guarantor, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, in no event shall this Undertaking be deemed to constitute a guaranty of collectibility of the Receivables.

Section 3. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its permitted assigns), upon written demand, in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the Default Rate per annum, such rate of interest changing when and as the Default Rate changes, it being understood that any such change in the Default Rate shall apply to amounts recoverable under this Undertaking from and as of the time of such change in the Default Rate.

THIRD AMENDED AND RESTATED RPA

Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its permitted assigns) in reliance on this Undertaking, and any requirement that Recipient (or its permitted assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Servicer Default, other default or omission by any of the Originators or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from the Originators, on a continuing basis, information concerning their financial condition, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its permitted assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each of the Originators and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Event of Default, Servicer Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any Person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its permitted assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any of the Originators in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any of the Originators to perform or comply with any term of the Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Guaranteed Obligations Against the Originators. Notwithstanding (a) any change of ownership of any of the Originators or the insolvency, bankruptcy or any other change in the legal status of any of the Originators; (b) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in

THIRD AMENDED AND RESTATED RPA

any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any of the Originators or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any of the Originators for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Originators or for any other reason with respect to any of the Originators, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that: (a) The execution, delivery and performance by Performance Guarantor of this Undertaking (i) are within Performance Guarantor’s corporate powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not violate (A) Performance Guarantor’s certificate of incorporation or by-laws, (B) any law, rule or regulation applicable to Performance Guarantor, (C) any contractual restriction binding on or affecting Performance Guarantor or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Performance Guarantor or its property; except where, with respect to clauses (B), (C) and (D), such breach or violation would not have a material adverse effect on the financial condition, business or operations of Performance Guarantor and its subsidiaries, taken as a whole; (b) this Undertaking has been duly executed and delivered by Performance Guarantor; and (c) this Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, subject as to enforceability to applicable bankruptcy, moratorium, insolvency or similar laws affecting the rights of creditors generally and general principles of equity (whether considered in a proceeding at law or in equity).

Section 7. Subrogation. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any of the Agents or any Purchaser against any of the Originators, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Purchasers against any of the Originators and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as such term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any of the Originators that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any of the Originators in respect of any liability of Performance Guarantor to any of the Originators and (d) waives any benefit of and any right to participate in any collateral security which may be held by any of the Agents or any Purchaser.

THIRD AMENDED AND RESTATED RPA

Section 8. Termination of Performance Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Capital (as defined in the Purchase Agreement), all Discount, CP Costs, Indemnified Amounts and other amounts due and owing under the Purchase Agreement are finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any of the Originators or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its permitted assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any of the Originators and the commencement of any case or proceeding by or against any of the Originators under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any of the Originators or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any of the Originators is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient is hereby authorized at any time and from time to time, without prior notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set-off and apply any deposits of or other sums due to Performance Guarantor against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or, if applicable, the Administrative Agent) shall have made any demand under this Undertaking and although such obligations may be contingent.

Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receives a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its permitted assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its permitted assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

THIRD AMENDED AND RESTATED RPA

Section 13. Successors and Assigns. This Undertaking shall be binding upon Performance Guarantor and its successors, and shall inure to the benefit of and be enforceable by Recipient and its successors and permitted assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder. Recipient may not assign or transfer any of its rights hereunder except that Recipient may pledge (and hereby notifies the Performance Guarantor that it has pledged) Recipient’s right, title and interest hereunder to the Administrative Agent, for the benefit of the Purchasers, under the Purchase Agreement.

Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the address set forth in the Sale Agreement, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective when received at the address specified in this Section 15.

Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

Section 17. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, AND EACH OF THEM HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 18. Bankruptcy Petition. The Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Recipient or any Conduit, it will not institute against, or join any other Person in instituting against, Recipient or any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

THIRD AMENDED AND RESTATED RPA

Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

<signature page follows>

THIRD AMENDED AND RESTATED RPA

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

YRC WORLDWIDE INC.

By:
Name:
Title:

Address for Notices:

10990 Roe Avenue
Overland Park, KS 66211

Attention: Chief Financial Officer
Fax:	( )

Acknowledged and agreed:

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Name:
Title:

THIRD AMENDED AND RESTATED RPA

SCHEDULE A

CLOSING DOCUMENTS

1.	Amendment No. 5 to Second Amended and Restated Receivables Purchase Agreement, duly executed by each of the parties thereto (deleting VFCC as a party).

2.	Third Amended and Restated Receivables Purchase Agreement, duly executed by each of the parties hereto.

3.	JPMorgan Fee Letter, duly executed by JPMorgan Securities, Inc. and the Seller.

4.	Second Amended and Restated Co-Agents’ Fee Letter, duly executed by each of the parties thereto.

5.	Amendments to each of the Liquidity Agreements, extending the commitment expiry dates thereunder, duly executed by each of the parties thereof.

6.	Intercreditor Agreement, duly executed by the Agents and JPMorgan Chase Bank, N.A., as administrative agent under the YRCW Credit Agreement.

7.	Performance Undertaking, duly executed by YRC Worldwide in favor of the Seller hereunder.

8.	UCC-3 amendment to existing Delaware UCC-1 filed by the Administrative Agent against the Seller.

THIRD AMENDED AND RESTATED RPA